$300,000,000


                        CREDIT AGREEMENT


                             among


              INTERNATIONAL SPEEDWAY CORPORATION,
                          as Borrower,


             CERTAIN SUBSIDIARIES OF THE BORROWER,
                         as Guarantors,


                  THE LENDERS PARTIES HERETO,

              SUNTRUST BANK, SOUTH FLORIDA, N.A.,
                     as Documentation Agent

                              and

                   FIRST UNION NATIONAL BANK,
                    as Administrative Agent

                   Dated as of July 21, 1999

                       TABLE OF CONTENTS

                                                             Page
ARTICLE I  DEFINITIONS  . . . . . . . . . . . . . . . . . . . . .....1
          Section 1.1 Defined Terms.. . . . . . . . . . . . . . . . .1
          Section 1.2 Other Definitional Provisions.. . . . . . . . 18
          Section 1.3 Accounting Terms. . . . . . . . . . . . . . . 18
ARTICLE II  THE LOANS; AMOUNT AND TERMS. . . . . . . . . . ...... . 19
          Section 2.1 Revolving Loans.. . . . . . . . . . . . . . . 19
          Section 2.2 Swingline Loan Subfacility. . . . . . . . . . 20
          Section 2.3 Letter of Credit Subfacility. . . . . . . . . 22
          Section 2.4 Fees. . . . . . . . . . . . . . . . . . . . . 25
          Section 2.5 Commitment Reductions.. . . . . . . . . . . . 25
          Section 2.6 Prepayments.. . . . . . . . . . . . . . . . . 26
          Section 2.7 Minimum Principal Amount of Tranches. . . . . 26
          Section 2.8 Default Rate and Payment Dates. . . . . . . . 27
          Section 2.9 Conversion Options. . . . . . . . . . . . . . 27
          Section 2.10 Computation of Interest and Fees; Interest Rate
                       Limitation.. . . . . . . . . . . . . . . . . 27
          Section 2.11 Pro Rata Treatment and Payments. . . . . . . 28
          Section 2.12 Non-Receipt of Funds by the Administrative
                       Agent. . . . . . . . . . . . . . . . . . . . 28
          Section 2.13 Inability to Determine Interest Rate.. . . . 29
          Section 2.14 Illegality.. . . . . . . . . . . . . . . . . 30
          Section 2.15 Requirements of Law. . . . . . . . . . . . . 30
          Section 2.16 Indemnity. . . . . . . . . . . . . . . . . . 31
          Section 2.17 Taxes. . . . . . . . . . . . . . . . . . . . 32
          Section 2.18 Indemnification; Nature of Issuing Lender's
                       Duties.. . ... . . . . . . . . . . . . . . . 33
ARTICLE III  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . 35
          Section 3.1 Financial Condition.. . . . . . . . . . . . . 35
          Section 3.2 No Change.. . . . . . . . . . . . . . . . . . 35
          Section 3.3 Corporate Existence; Compliance with Law. . . 35
          Section 3.4 Corporate Power; Authorization; Enforceable
                      Obligations . . . . . . . . . . . . . . . . . 35
          Section 3.5 No Legal Bar; No Default. . . . . . . . . . . 36
          Section 3.6 No Material Litigation. . . . . . . . . . . . 36
          Section 3.7 Investment Company Act. . . . . . . . . . . . 36
          Section 3.8 Margin Regulations. . . . . . . . . . . . . . 36
          Section 3.9 ERISA.. . . . . . . . . . . . . . . . . . . . 37
          Section 3.10 Purpose of Loans.. . . . . . . . . . . . . . 37
          Section 3.11 Subsidiaries.. . . . . . . . . . . . . . . . 37
          Section 3.12 Ownership. . . . . . . . . . . . . . . . . . 37
          Section 3.13 Indebtedness.. . . . . . . . . . . . . . . . 37
          Section 3.14 Taxes. . . . . . . . . . . . . . . . . . . . 38
          Section 3.15 Investments. . . . . . . . . . . . . . . . . 38
          Section 3.16 No Burdensome Restrictions.. . . . . . . . . 38
          Section 3.17 Brokers' Fees. . . . . . . . . . . . . . . . 38
          Section 3.18 Labor Matters. . . . . . . . . . . . . . . . 38
          Section 3.19 Accuracy and Completeness of Information.. . 38
          Section 3.20 Year 2000 Issue. . . . . . . . . . . . . . . 39
          Section 3.21 Possession of Franchises and Licenses. . . . 39
          Section 3.22 Claims and Offsets.. . . . . . . . . . . . . 39
          Section 3.23 Intent and Effect of Transactions. . . . . . 39
ARTICLE IV  CONDITIONS PRECEDENT ...... . . . . . . . . . . . . . . 40
          Section 4.1 Conditions to Closing Date and Initial Revolving
                      Loans. .  . . . . . . . . . . . . . . . . . . 40
          Section 4.2 Conditions to Initial Revolving Loans.. . . . 42
          Section 4.3 Conditions to All Extensions of Credit. . . . 42
ARTICLE V  AFFIRMATIVE COVENANTS ...... . . . . . . . . . . . . . . 43
          Section 5.1 Financial Statements. . . . . . . . . . . . . 43
          Section 5.2 Certificates; Other Information.. . . . . . . 44
          Section 5.3 Payment of Obligations. . . . . . . . . . . . 45
          Section 5.4 Conduct of Business and Maintenance of
                      Existence. .. . . . . . . . . . . . . . . . . 45
          Section 5.5 Maintenance of Property; Insurance. . . . . . 45
          Section 5.6 Inspection of Property; Books and Records;
                      Discussions. .  . . . . . . . . . . . . . . . 46
          Section 5.7 Notices.. . . . . . . . . . . . . . . . . . . 46
          Section 5.8 Financial Covenants.. . . . . . . . . . . . . 47
          Section 5.9 Additional Subsidiary Guarantors. . . . . . . 47
          Section 5.10 Compliance with Law. . . . . . . . . . . . . 47
          Section 5.11 Year 2000 Compliance.. . . . . . . . . . . . 47
ARTICLE VI  NEGATIVE COVENANTS . . . ...... . . . . . . . . . . . . 48
          Section 6.1 Indebtedness. . . . . . . . . . . . . . . . . 48
          Section 6.2 Liens.. . . . . . . . . . . . . . . . . . . . 49
          Section 6.3 Nature of Business. . . . . . . . . . . . . . 49
          Section 6.4 Consolidation, Merger, Sale or Purchase of
                      Assets, etc. .. . . . . . . . . . . . . . . . 49
          Section 6.5 Advances, Investments and Loans.. . . . . . . 49
          Section 6.6 Issuance of Subsidiary Equity Securities. . . 50
          Section 6.7 Transactions with Affiliates; Modification of
                      Documentation.......... . . . . . . . . . . . 50
          Section 6.8 Fiscal Year; Accounting Method; Organizational
                      Documents. . . . . . . . . . . . . . .. . . . 50
          Section 6.9 Limitation on Restricted Actions. . . . . . . 51
          Section 6.10 Extraordinary Dividends and Other Payments.. 51
          Section 6.11 Major Motorsports Events.. . . . . . . . . . 51
ARTICLE VII  EVENTS OF DEFAULT . . . . . . . . . . . . . . ...... . 51
          Section 7.1 Events of Default.. . . . . . . . . . . . . . 51
          Section 7.2 Acceleration; Remedies. . . . . . . . . . . . 54
ARTICLE VIII  THE AGENT. . . . . . . . . . . . . . . . . ...... . . 54
          Section 8.1 Appointment.. . . . . . . . . . . . . . . . . 54
          Section 8.2 Delegation of Duties. . . . . . . . . . . . . 54
          Section 8.3 Exculpatory Provisions. . . . . . . . . . . . 55
          Section 8.4 Reliance by Administrative Agent. . . . . . . 55
          Section 8.5 Notice of Default.. . . . . . . . . . . . . . 55
          Section 8.6 Non-Reliance on Administrative Agent and Other
                      Lenders. . . . . .  . . . . . . . . . . . . . 56
          Section 8.7 Indemnification.. . . . . . . . . . . . . . . 56
          Section 8.8 Administrative Agent in Its Individual Capacity.
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
          Section 8.9 Successor Administrative Agent. . . . . . . . 57
ARTICLE IX  MISCELLANEOUS. . . . ...... . . . . . . . . . . . . . . 57
          Section 9.1 Amendments and Waivers. . . . . . . . . . . . 57
          Section 9.2 Notices.. . . . . . . . . . . . . . . . . . . 58
          Section 9.3 No Waiver; Cumulative Remedies. . . . . . . . 59
          Section 9.4 Survival of Representations and Warranties. . 59
          Section 9.5 Payment of Expenses and Taxes.. . . . . . . . 59
          Section 9.6 Successors and Assigns; Participations;
                      Purchasing Lenders.. .. . . . . . . . . . . . 60
          Section 9.7 Adjustments; Set-off. . . . . . . . . . . . . 62
          Section 9.8 Table of Contents and Section Headings. . . . 63
          Section 9.9 Counterparts. . . . . . . . . . . . . . . . . 63
          Section 9.10 Effectiveness. . . . . . . . . . . . . . . . 63
          Section 9.11 Severability.. . . . . . . . . . . . . . . . 63
          Section 9.12 Integration. . . . . . . . . . . . . . . . . 63
          Section 9.13 Governing Law. . . . . . . . . . . . . . . . 64
          Section 9.14 Consent to Jurisdiction and Service of
                       Process. . . . . . . . . . . . . . . . . . . 64
          Section 9.15 Confidentiality. . . . . . . . . . . . . . . 64
          Section 9.16 Acknowledgments. . . . . . . . . . . . . . . 65
          Section 9.17 Waivers of Jury Trial. . . . . . . . . . . . 65
ARTICLE X  GUARANTY. . . . . . ...... . . . . . . . . . . . . . . . 65
          Section 10.1 The Guaranty.. . . . . . . . . . . . . . . . 65
          Section 10.2 Bankruptcy.. . . . . . . . . . . . . . . . . 66
          Section 10.3 Nature of Liability. . . . . . . . . . . . . 66
          Section 10.4 Independent Obligation.. . . . . . . . . . . 66
          Section 10.5 Authorization. . . . . . . . . . . . . . . . 67
          Section 10.6 Reliance.. . . . . . . . . . . . . . . . . . 67
          Section 10.7 Waiver.. . . . . . . . . . . . . . . . . . . 67
          Section 10.8 Limitation on Enforcement. . . . . . . . . . 68
          Section 10.9 Confirmation of Payment. . . . . . . . . . . 68

Schedules

Schedule 2.1(a)          Schedule of Lenders and Commitments
Schedule 2.1(b)(i)       Form of Notice of Borrowing
Schedule 2.1(e)          Form of Revolving Note
Schedule 2.2(d)          Form of Swingline Note
Schedule 2.9             Form of Notice of Conversion/Extension
Schedule 2.17            Section 2.17 Certificate
Schedule 3.6             Litigation
Schedule 3.9             ERISA
Schedule 3.11            Subsidiaries
Schedule 3.14            Taxes
Schedule 3.18            Labor Matters
Schedule 5.9             Form of Joinder Agreement
Schedule 6.1(b)          Indebtedness
Schedule 6.2             Permitted Liens
Schedule 6.5             Investments
Schedule 6.9             Permitted Limitations on Restricted Actions
Schedule 9.2             Schedule of Lenders' Lending Offices
Schedule 9.6(c)          Form of Commitment Transfer Supplement



     THIS CREDIT AGREEMENT, dated as of July 21, 1999 (the "Credit Agreement"), among INTERNATIONAL SPEEDWAY CORPORATION, a Florida corporation (the "Borrower"), certain Subsidiaries of the Borrower identified as a "Guarantor" on the signature pages hereto and such other Subsidiaries of the Borrower as may from time to time become a party hereto (collectively, the "Guarantors;" and individually, a "Guarantor"), the several banks and other financial institutions as may from time to time become parties to this Credit Agreement (collectively, the "Lenders"; and individually, a "Lender"), and FIRST UNION NATIONAL BANK, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").


                      W I T N E S S E T H:


     WHEREAS, the Borrower has requested that the Lenders make loans and other financial accommodations to the Borrower in the amount of up to $300,000,000, as more particularly described herein;

     WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Borrower on the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:


                           ARTICLE I

                          DEFINITIONS

     Section 1.1    Defined Terms.

     As used in this Credit Agreement, terms defined in the preamble to this Credit Agreement have the meanings therein indicated, and the following terms have the following meanings:

     "Acquisition", by any Person, means the acquisition by such Person of a majority of the Capital Stock or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such Person.

     "Acquisition Documents" shall mean all documents (including the schedules and exhibits thereto) and instruments executed in connection with the Penske Acquisitions, as such documents and instruments may be amended, modified, supplemented or restated prior to the Closing Date.

     "Additional Credit Party" shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with
Section 5.9.

     "Administrative Agent" shall have the meaning set forth in the first paragraph of this Credit Agreement and any successors in such capacity.

     "Affiliate" shall mean as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power either (a) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. All Subsidiaries shall be deemed to be Affiliates.

     "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean, at any time, the rate of interest per annum publicly announced from time to time by First Union at its principal office in Charlotte, North Carolina as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

     "Alternate Base Rate Loans" shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

     "Applicable Commitment Fee Percentage" shall mean, for any day, the rate per annum set forth below opposite the applicable Level then in effect.

                             Leverage                    Commitment
         Level                Ratio                           Fee

           I           greater than 2.75 to 1.0               0.225%

          II           less than 2.75 to 1.0 but
                       greater than 2.25 to 1.0               0.200%

         III           less than 2.25 to 1.0 but
                       greater than 1.75 to 1.0               0.175%

          IV           less than 1.75 to 1.0 but
                       greater than 1.50 to 1.0               0.150%

           V           less than 1.50 to 1.0                  0.150%


     The Applicable Commitment Fee Percentage and the Commitment Fee shall, in each case, be determined and adjusted quarterly (i) on the date five (5) Business Days after the date on which the Administrative Agent has received from the Borrower the quarterly financial information and certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(b) and 5.2(b) for each of the first three fiscal quarters of each fiscal year and (ii) on the date five (5) Business Days after the date on which the Administrative Agent has received from the Borrower the annual financial information and certification required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(a) and 5.2(b) for the last fiscal quarter of each fiscal year (each of such dates in subparagraphs (i) and (ii) a "Fee Determination Date"). Each Applicable Commitment Fee Percentage shall be effective from the applicable Fee Determination Date until the next such Fee Determination Date. The initial Applicable Commitment Fee Percentage shall be based on the opening Leverage Ratio set forth on the pro forma balance sheet and EBITDA calculation delivered pursuant to
Section 4.1(k) until the first Fee Determination Date occurring after November 30, 1999. After the Closing Date, if the Borrower shall fail to provide the annual and quarterly financial information and certifications in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b), the Applicable Commitment Fee Percentage from such Fee Determination Date shall, on the date five (5) Business Days after the date by which the Borrower was so required to provide such financial information and certifications to the Administrative Agent and the Lenders, be based on Level I until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Leverage Ratio.

     "Applicable Margin" shall mean, for any day, the rate per annum set forth below opposite the applicable Level then in effect, it being understood that the Applicable Margin for LIBOR Rate Loans and Letter of Credit Fees shall be the percentage set forth under the column "LIBOR Rate Margin".

                              Leverage                    LIBOR Rate
         Level                 Ratio                        Margin

           I           greater than 2.75 to 1.0               1.000%

          II           less than 2.75 to 1.0 but
                       greater than 2.25 to 1.0               0.875%

         III           less than 2.25 to 1.0 but
                       greater than 1.75 to 1.0               0.750%

          IV           less than 1.75 to 1.0 but
                       greater than 1.50 to 1.0               0.625%

           V           less than 1.50 to 1.0                  0.500%


     The Applicable Margin shall, in each case, be determined and adjusted quarterly (i) on the date five (5) Business Days after the date on which the Administrative Agent has received from the Borrower the quarterly financial information and certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(b) and 5.2(b) for each of the first three fiscal quarters of each fiscal year and (ii) on the date five (5) Business Days after the date on which the Administrative Agent has received from the Borrower the annual financial information and certification required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.11(a) and 5.2(b) for the last fiscal quarter of each fiscal year (each of such dates in subparagraphs (i) and (ii) an "Interest Determination Date"). Each Applicable Margin shall be effective from the applicable Interest Determination Date until the next such Interest Determination Date. The initial Applicable Margins shall be based on the opening Leverage Ratio set forth on the pro forma balance sheet EBITDA calculation delivered pursuant to Section 4.1(k) until the first Interest Determination Date occurring after November 30, 1999. After the Closing Date, if the Borrower shall fail to provide the annual and quarterly financial information and certifications in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b), the Applicable Margin from such Interest Determination Date shall, on the date five (5) Business Days after the date by which the Borrower was so required to provide such financial information and certifications to the Administrative Agent and the Lenders, be based on Level I until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Leverage Ratio.

     "Asset Disposition" shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of the Borrower or any Subsidiary whether by sale, lease, transfer or otherwise. The term "Asset Disposition" shall not include (a) Specified Sales, (b) any Equity Issuance or (c) the sale or disposition of machinery and equipment no longer used or useful in the conduct of the Borrower's or any Subsidiary's business.

     "Bankruptcy Code" shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

     "Borrower" shall have the meaning set forth in the first paragraph of this Credit Agreement.

     "Borrowing Date" shall mean, in respect of any Loan, the date such Loan is made.

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term "Business Day" shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

     "Capital Lease" shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

     "Capital Stock" shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("Government Obligations"), (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition, (c) U.S. dollar denominated deposits in and cash management functions with non-Approved Banks provided that the aggregate amount of such deposits shall not exceed $20,000,000 at any time, (d) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition and (e) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America.

     "Chicago Agreements" shall mean the existing guaranty and keepwell agreements executed by the Borrower for the benefit of Motorsports Alliance LLC and/or Raceway Associates, LLC.

     "Closing Date" shall mean the date of this Credit Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Commitment" shall mean the Revolving Commitment, the LOC Commitment and the Swingline Commitment, individually or collectively, as appropriate.

     "Commitment Fee" shall have the meaning set forth in Section 2.4(a).

     "Commitment Percentage" shall mean the Revolving Commitment
Percentage and/or LOC Commitment Percentage, as appropriate.

     "Commitment Period" shall mean the period from and including the Closing Date to but not including the Revolving Commitment Termination Date.

     "Commitment Transfer Supplement" shall mean a Commitment Transfer Supplement, substantially in the form of Schedule 9.6(c).

     "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

     "Consolidated EBITDA" means, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Consolidated Interest Expense, (ii) total federal, state, local and foreign income, value added and similar taxes and (iii) depreciation, amortization expense (including, without limitation, the amortization of goodwill and finance charges, but excluding amortization related to goodwill in connection with equity investments).

     "Consolidated Funded Indebtedness" means indebtedness constituting money borrowed by the Borrower or any of its Subsidiaries that shall have been or should be, in accordance with GAAP, recorded or classified as a liability, on a consolidated basis. For purposes of this definition, indebtedness shall specifically include endorsements, Guaranty
Obligations, unfunded vested benefits and capital or financing lease obligations, and shall specifically exclude trade accounts payable, deferred income, current and deferred income taxes payable, capitalized payments in lieu of property taxes in accordance with GAAP and expenses accrued in the ordinary course of business.

     "Consolidated Interest Expense" means, for any period, all interest expense of the Borrower and its Subsidiaries including the interest component under Capital Leases, as determined in accordance with GAAP. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of the most recent annual or quarterly financial statements provided to the Lenders pursuant to Section 5.1(a) or 5.1(b). For purposes hereof, Consolidated Interest Expense for the first three complete fiscal quarters to occur after the Closing Date shall be determined by annualizing Consolidated Interest Expense such that (i) for the first complete fiscal quarter to occur after the Closing Date, Consolidated Interest Expense for such quarter would be multiplied by four (4), (ii) for the second complete fiscal quarter to occur after the Closing Date, Consolidated Interest Expense for the first two complete fiscal quarters then ending would be multiplied by two (2) and (iii) for the third complete fiscal quarter to occur after the Closing Date, Consolidated Interest Expense for the first three complete fiscal quarters then ending would be multiplied by one and one-third (1 1/3).

     "Consolidated Net Income" means, for any period, net income
(excluding extraordinary items) after taxes for such period of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

     "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Credit Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

     "Credit Documents" shall mean this Credit Agreement, each of the Notes, any Joinder Agreement, the Letters of Credit and the LOC
Documents.

     "Credit Party" shall mean any of the Borrower and the Guarantors.

     "Credit Party Obligations" shall mean, without duplication, (a) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (b) all liabilities and obligations, whenever arising, owing from the Credit Parties to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

     "Debt Issuance" shall mean the issuance of any Indebtedness for borrowed money by the Borrower or any of its Subsidiaries (excluding, for purposes hereof, any Equity Issuance or any Indebtedness of the Borrower and its Subsidiaries permitted to be incurred pursuant to Section 6.1 hereof).

     "Default" shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

     "Defaulting Lender" shall mean, at any time, any Lender that, at such time (a) has failed to make a Loan required pursuant to the terms of this Credit Agreement, including the funding of a Participation Interest in accordance with the terms hereof, (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

     "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

     "Domestic Lending Office" shall mean, initially, the office of each Lender designated as such Lender's Domestic Lending Office shown on
Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

     "Domestic Subsidiary" shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

     "Environmental Laws" shall mean any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Credit Agreement.

     "Equity Issuance" shall mean any issuance by the Borrower or any Subsidiary to any Person which is not the Borrower of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term "Equity Issuance" shall not include any Asset Disposition, any Debt Issuance or the issuance of common stock of the Borrower's Subsidiaries to its officers, directors or employees in connection with stock offering plans and other benefit plans of such Subsidiaries.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eurodollar Reserve Percentage" shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

     "Event of Default" shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

     "Existing Facilities" shall have the meaning set forth in Section
3.10(b).

     "Extension of Credit" shall mean, as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

     "Federal Funds Effective Rate" shall have the meaning set forth in the definition of "Alternate Base Rate".

     "Fee Letter" shall mean the letter agreement dated June 24, 1999 addressed to the Borrower from the Administrative Agent, as amended, modified or otherwise supplemented.

     "First Union" shall mean First Union National Bank, a national banking association.

     "France Family" shall mean the France Family Group as defined in the Borrower's most recent quarterly or annual filing with the SEC.

     "GAAP" shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in Section 5.8 to the provisions of Section 1.3.

     "Government Acts" shall have the meaning set forth in Section 2.18.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantor" shall mean any of the Domestic Subsidiaries identified as a "Guarantor" on the signature pages hereto and the Additional Credit Parties which execute a Joinder Agreement, together with their successors and permitted assigns.

     "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements (excluding the Homestead Keepwell Agreement), maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth in the documentation related thereto) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

     "Guaranty" shall mean the guaranty of the Guarantors set forth in
Article X.

     "Hedging Agreements" shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

     "Homestead Keepwell Agreement" shall mean that certain Keepwell Agreement dated as of December, 1998 with respect to Homestead - Miami Speedway, L.L.C.

     "Indebtedness" of a Person means all indebtedness (other than indebtedness to suppliers for the purchase of products and merchandise incurred in the ordinary course of business), including, without limitation, (a) indebtedness for borrowed money; indebtedness for (or deferred purchase price in connection with) the acquisition of property or assets; indebtedness obligations evidenced by debentures, notes or other similar instruments; reimbursement or other similar obligations arising in connection with letters of credit, surety bonds or reimbursement obligations therefor; and indebtedness of third parties secured by any lien, pledge or other encumbrance on the property or assets of the Person in question, whether or not such indebtedness is assumed; (b) all liability by way of endorsements (other than for collection or deposit in the ordinary course of business); (c) all guarantees of indebtedness (including any 'keepwell' or other agreement, contingent or otherwise, to purchase any obligation representing such indebtedness or property constituting security therefor, or to advance or supply funds for such purpose or to maintain working capital or any other balance sheet or income statement condition, or otherwise to assure a creditor against loss in respect of indebtedness or obligations of others, or any other arrangement in substance affecting any of the foregoing); (d) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA; and (e) obligations as lessee under leases (including synthetic leases, tax retention operating leases, off-balance sheet loans or similar off-balance sheet financing product) which shall have been or should be, in accordance with GAAP, recorded or classified as capital leases or financing leases; provided that, for purposes of this Credit Agreement, the Homestead Keepwell Agreement shall not be Indebtedness of the Borrower.

     "Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

     "Insolvent" shall mean being in a condition of Insolvency.

     "Interest Coverage Ratio" means, with respect to the Borrower and its Subsidiaries on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter of the Borrower and its Subsidiaries, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period; provided, however, the Interest Coverage Ratio may be adjusted from time to time with the mutual consent of the Borrower and the Required Lenders to reflect the postponement of major race events into subsequent accounting periods, the rescheduling of major race events and the occurrence of major race events in different fiscal accounting periods in different calendar
and/or fiscal years.   For purposes of computing the Interest Coverage
Ratio for any applicable twelve month period of determination, the acquisition of a Subsidiary during such twelve month period shall be deemed to have occurred as of the first day of such twelve month period.

     "Interest Payment Date" shall mean (a) as to any Alternate Base Rate Loan or Swingline Loan, the last day of each November, February, May and August and on the Revolving Commitment Termination Date, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Rate Loan having an Interest Period longer than three months, the day which is three months after the first day of such Interest Period and the last day of such Interest Period.

     "Interest Period" shall mean, with respect to any LIBOR Rate Loan,
(a) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in the notice of borrowing or notice of conversion given with respect thereto and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided, however, (i) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day,
(ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month, (iii) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected a Alternate Base Rate Loan to replace the affected LIBOR Rate Loan, (iv) any Interest Period in respect of any Loan that would otherwise extend beyond the Revolving Commitment Termination Date is at least equal to the amount of such principal amortization payment due on such date, and (v) no more than six (6) LIBOR Rate Loans may be in effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

     "Issuing Lender" shall mean First Union.

     "Issuing Lender Costs" shall have the meaning set forth in Section
2.4(c).

     "Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Schedule 5.9, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.9.

     "Lender" shall have the meaning set forth in the first paragraph of this Credit Agreement.

     "Letters of Credit" shall mean any letter of credit issued by the Issuing Lender pursuant to the terms hereof, as such Letters of Credit may be amended, modified, extended, renewed or replaced from time to time.

     "Letter of Credit Fee" shall have the meaning set forth in Section
2.4(b).

     "Leverage Ratio" means, with respect to the Borrower and its Subsidiaries on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter, the ratio of (a) Consolidated Funded Indebtedness on the last day of such period to (b) Consolidated EBITDA for such period; provided, however, the Leverage Ratio may be adjusted from time to time with the mutual consent of the Borrower and the Required Lenders to reflect the postponement of major race events into subsequent accounting periods, the rescheduling of major race events and the occurrence of major race events in different fiscal accounting periods in different calendar and/or fiscal years. For purposes of computing the Leverage Ratio for any applicable twelve month period of determination, the acquisition of a Subsidiary during such twelve month period shall be deemed to have occurred as of the first day of such twelve month period.

     "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then "LIBOR" shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

     "LIBOR Lending Office" shall mean, initially, the office of each Lender designated as such Lender's LIBOR Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

     "LIBOR Market Index Rate" shall mean, for any day, the one-month LIBOR rate for such day; provided that if such day is not a Business Day, then for the immediately preceding Business Day.

     "LIBOR Rate" shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

                                   LIBOR
          LIBOR Rate = ---------------------------------------
                         1.00 - Eurodollar Reserve Percentage

     "LIBOR Rate Loan" shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

     "Loan" shall mean a Revolving Loan and/or a Swingline Loan, as appropriate.

     "LOC Commitment" shall mean the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Lender, the commitment of such Lender to purchase participation interests in the Letters of Credit up to such Lender's LOC Committed Amount as specified in Schedule 2.1(a).

     "LOC Commitment Percentage" shall mean, for each Lender, the percentage identified as its LOC Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

     "LOC Committed Amount" shall mean, collectively, the aggregate amount of all of the LOC Commitments of the Lenders to issue and participate in Letters of Credit as referenced in Section 2.3 and, individually, the amount of each Lender's LOC Commitment as specified in
Schedule 2.1(a).

     "LOC Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or
(b) any collateral security for such obligations.

     "LOC Obligations" shall mean, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

     "Mandatory Borrowing" shall have the meaning set forth in Section 2.2(b)(ii) or Section 2.3(e), as the context may require.

     "Material Adverse Effect" shall mean a material adverse effect on
(a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to perform its obligations, when such obligations are required to be performed, under this Credit Agreement, any of the Notes or any other Credit Document or
(c) the validity or enforceability of this Credit Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "NASCAR" shall mean the National Association for Stock Car Auto
Racing, Inc.

     "Note" or "Notes" shall mean the Revolving Notes and/or the Swingline Note, collectively, separately or individually, as appropriate.

     "Notice of Borrowing" shall mean the written notice of borrowing as referenced and defined in Section 2.1(b)(i) or 2.2(b)(i), as appropriate.

     "Notice of Conversion" shall mean the written notice of extension or conversion as referenced and defined in Section 2.9.

     "Obligations" shall mean, collectively, Loans and LOC Obligations.

     "Participant" shall have the meaning set forth in Section 9.6(b).

     "Participation Interest" shall mean the purchase by a Lender of a participation interest in Swingline Loans as provided in Section
2.2(b)(ii) or in Letters of Credit as provided in Section 2.3.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "Penske" shall mean Penske Motorsports Inc., a Delaware corporation.

     "Penske Acquisitions" shall mean, collectively, (a) the Acquisition of Penske by 88 Corp., a Delaware corporation, and the resulting merger of Penske and 88 Corp. and (ii) the Acquisition of PSH Corp., a Delaware corporation, by the Borrower and the resulting merger of PSH Corp. with and into the Borrower.

     "Permitted Acquisition" shall mean an Acquisition by the Borrower or any Subsidiary of the Borrower for the fair market value of the Capital Stock or Property acquired, provided that (a) the Capital Stock or Property acquired in such Acquisition is related to the motorsports entertainment industry or if not related to the motorsports entertainment industry, the total amount of such acquisitions in any fiscal year shall not exceed three percent (3%) of Total Shareholders' Equity (as of the date of the most recent financial statement delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(a) or 5.1(b)); (b) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition; (c) the representations and warranties made by the Borrower in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date and no Default or Event of Default exists as of the date of such Acquisition (after giving effect thereto); and (d) with respect to any Acquisition exceeding five percent (5%) of Total Shareholders' Equity (as of the date of the most recent financial statements delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(a) or 5.1(b)), the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Borrower will be in compliance with all of the financial covenants set forth in Section 5.8.

     "Permitted Investments" shall mean:  (a) cash and Cash Equivalents;
(b) receivables owing to the Borrower or any of its Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (c) investments in and loans to any Credit Parties; (d) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; (e) investments existing as of the Closing Date and set forth in Schedule 6,5; (f) the Penske Acquisitions and other Permitted Acquisitions; (g) minority investments in motorsports facilities or related motorsports businesses so long as any such investments, in the aggregate, do not have a Material Adverse Effect; (h) other loans, advances and/or investments in or to non-wholly owned Subsidiaries which are not Guarantors to the extent permitted in accordance with the proviso set forth in clause (i) below, and (i) additional loans, advances and/or investments of a nature not contemplated by the foregoing clauses hereof, provided that such loans, advances and/or investments made pursuant to this clause (i) together with clause (h) above shall not exceed an aggregate amount of more than ten percent (10%) of the Total Shareholder's Equity (as of the date of the most recent financial statements delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(a) or 5.1(b)). As used herein, "investment" means all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, whether by acquisition of shares of Capital Stock, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

     "Permitted Liens" means: (a) Liens existing as of the Closing Date and set forth on Schedule 6.2; provided that (i) no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date (provided, however, that Liens on new Property which arise in replacement of Liens on previously owned Property to the extent that such new Property is acquired through like-kind exchanges shall be permitted hereunder) and (ii) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced; (b) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof); (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof); (d) Liens (other than Liens created or imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (e) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay; (f) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes; (g) Liens securing purchase money Indebtedness (including Capital Leases), provided that any such Lien attaches only to the Property financed and such Lien attaches thereto concurrently with or within 90 days after the acquisition thereof; (h) leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries;
(i) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement; (j) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions; (k) inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of any Plan; and (l) Liens incurred or assumed in connection with a Permitted Acquisition.

     "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan" shall mean, at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to
be) an "employer" as defined in Section 3(5) of ERISA.

     "Prime Rate" shall have the meaning set forth in the definition of Alternate Base Rate.

          "Pro Forma Basis" means, for purposes of calculating compliance with each of the financial covenants set forth in Section 5.8 in respect of a proposed transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Agent has received the information required pursuant to Section 5.1. In connection with any calculation of the financial covenants set forth in Section 5.8, upon giving effect to a transaction on a Pro Forma Basis, (a) any Indebtedness incurred by the Borrower in connection with such transaction (i) shall be deemed to have been incurred as of the first day of the applicable period and (ii) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (b) income statement items (whether positive or negative) attributable to the Property acquired in such transaction or to the Acquisition comprising such transaction, as applicable, shall be included to the extent relating to the relevant period and (c) pro forma adjustments may be included to the extent that such adjustments give effect to events that are (i) directly attributable to such transaction,
(ii) expected to continue to be applicable to the Borrower and (iii) factually supportable.

     "Pro Forma Compliance Certificate" means if required to be provided in accordance with the terms of this Credit Agreement, a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent in connection with (a) any Acquisition as referred to in the definition of "Permitted Acquisition" set forth in this Section 1.1, (b) any incurrence of Indebtedness as referred to in Section 6.1(d) or (c) any Permitted Investment as referred to Section 6.5, as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the Leverage Ratio and the Interest Coverage Ratio as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Administrative Agent shall have received the financial information required pursuant to Section 5.1.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Purchasing Lenders" shall have the meaning set forth in Section
9.6(c).

     "Register" shall have the meaning set forth in Section 9.6(d).

     "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

     "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. Section4043.

     "Required Lenders" shall mean Lenders holding in the aggregate more than 50% of all Revolving Loans and LOC Obligations then outstanding at such time plus the aggregate unused Revolving Commitments at such time (treating for purposes hereof in the case of Swingline Loans and LOC Obligations, in the case of the Swingline Lender and the Issuing Lender, only the portion of the Swingline Loans and the LOC Obligations of the Swingline Lender and the Issuing Lender, respectively, which is not subject to the Participation Interests of the other Lenders and, in the case of the Lenders other than the Swingline Lender and the Issuing Lender, the Participation Interests of such Lenders in Swingline Loans and LOC Obligations hereunder as direct Obligations); provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender's Commitments, or after termination of the Commitments, the principal balance of the Obligations owing to such Defaulting Lender.

     "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental
Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" shall mean the Chief Executive Officer, the Executive Vice President, the Chief Financial Officer or the Chief Operating Officer of the Borrower.

     "Revolving Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to such Lender's Revolving Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

     "Revolving Commitment Percentage" shall mean, for each Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

     "Revolving Commitment Termination Date" shall mean July 21, 2004.

     "Revolving Committed Amount" shall mean, collectively, the aggregate amount of all Revolving Commitments as referenced in Section 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof, and, individually, the amount of each Lender's
Revolving Commitment as specified on Schedule 2.1(a).

     "Revolving Loans" shall have the meaning set forth in Section 2.1.

     "Revolving Note" or "Revolving Notes" shall mean the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

     "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

     "Sale Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to a Credit Party of any Property, whether owned by such Credit Party as of the Closing Date or later acquired, which has been or is to be sold or transferred by such Credit Party to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

     "Senior Note Indenture" shall mean any indenture agreement entered into by the Borrower pursuant to which the Borrower shall issue the Senior Notes, and all documents and instruments executed in connection with any such indenture agreement.

     "Senior Notes" shall mean the senior unsecured notes to be issued by the Borrower which (i) do not exceed $200,000,000 in the aggregate (or such higher amount as agreed to by the Required Lenders), (ii) rank pari passu with the Credit Party Obligations, (iii) are guaranteed only by the Guarantors, (iv) which have a final maturity date not less than six months beyond the Revolving Commitment Termination Date and (v) are not subject to covenants more restrictive than the covenants set forth herein.

     "Single Employer Plan" shall mean any Plan which is not a Multiemployer Plan.

     "Specified Sales" shall mean (a) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business and (b) the sale, transfer or other disposition of Permitted Investments described in clause (a) of the definition thereof.

     "Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. For purposes of this Credit Agreement, all Subsidiaries are also Affiliates.

     "Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Lenders to purchase participation interests in the Swingline Loans as provided in Section 2.2(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

     "Swingline Committed Amount" shall mean the amount of the Swingline Lender's Swingline Commitment as specified in Section 2.2(a).

     "Swingline Lender" shall mean First Union, in its capacity as such.

     "Swingline Loan" or "Swingline Loans" shall have the meaning set forth in Section 2.2(a).

     "Swingline Note" shall mean the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.2(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

     "Taxes" shall have the meaning set forth in Section 2.17.

     "Total Shareholders' Equity" shall mean the Total Shareholders' Equity as shown on the Borrower's most recent consolidated financial statements filed with the SEC.

     "Tranche" shall mean the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day. A Tranche may sometimes be referred to as a "LIBOR Tranche".

     "Transfer Effective Date" shall have the meaning set forth in each Commitment Transfer Supplement.

     "2.17 Certificate" shall have the meaning set forth in Section 2.17.

     "Type" shall mean, as to any Loan, its nature as an Alternate Base Rate Loan, LIBOR Rate Loan or Swingline Loan, as the case may be.

     "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

     "Year 2000 Compliant" shall have the meaning set forth in Section
3.20.

     Section 1.2    Other Definitional Provisions.

               (a) Unless otherwise specified therein, all terms defined in this Credit Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

               (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and Section, subsection, Schedule and Exhibit references are to this Credit Agreement unless otherwise specified.

               (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     Section 1.3    Accounting Terms.

     Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower delivered to the Lenders; provided that, if the Borrower notifies the Administrative Agent that it wishes to amend any covenant in Section 5.8 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 5.8 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

     The Borrower shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 5.1, (a) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (b) a reasonable estimate of the effect on the financial statements on account of such changes in application.


                           ARTICLE II

                  THE LOANS; AMOUNT AND TERMS

     Section 2.1    Revolving Loans.

               (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender's share of outstanding Revolving Loans plus such Lender's Revolving Commitment Percentage of Swingline Loans plus such Lender's LOC Commitment Percentage of LOC Obligations shall not exceed such Lender's Revolving Commitment Percentage of the aggregate Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the sum of the aggregate amount of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall not exceed the Revolving Committed Amount. For purposes hereof, the aggregate amount available hereunder shall be THREE HUNDRED MILLION DOLLARS ($300,000,000) (which amount shall be reduced to TWO HUNDRED MILLION DOLLARS ($200,000,000) with a corresponding reduction in each Lender's Commitment as set forth on
     Schedule 2.1(a) upon the issuance of the Senior Notes, and as such aggregate maximum amount may be further reduced from time to time as provided in Section 2.5, the "Revolving Committed Amount"). Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

               (b)  Revolving Loan Borrowings.

                         (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Administrative Agent not later than 12:00 Noon (Charlotte, North Carolina time) on the Business Day prior to the date of requested borrowing in the case of Alternate Base
          Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day),
          (C) the aggregate principal amount to be borrowed, (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate
          Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing (a "Notice of Borrowing") is attached as Schedule 2.1(b)(i). If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest
          Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base
          Rate Loan hereunder. The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Lender's share thereof.

                         (ii) Minimum Amounts. Each Revolving Loan borrowing that is a LIBOR Rate Loan shall be in a minimum aggregate amount of $3,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Revolving
          Committed Amount, if less). Each Revolving Loan borrowing that is a Alternate Base Rate Loan shall be in a minimum aggregate amount of $1,000,000 and integral multiples of $250,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

                         (iii) Advances. Each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Schedule 9.2, or at such other office as the Administrative Agent may designate in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by the close of business on the date specified in the applicable Notice of Borrowing by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

               (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Revolving Commitment
     Termination Date.

               (d) Interest. Subject to the provisions of Section 2.8, Revolving Loans shall bear interest as follows:

                         (i) Alternate Base Rate Loans. During such periods as Revolving Loans shall be comprised of Alternate Base Rate
     Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the Alternate Base Rate; and

                         (ii) LIBOR Rate Loans. During such periods as Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Margin.

     Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

               (e) Revolving Notes. Each Lender's Revolving Commitment Percentage of the Revolving Loans shall be evidenced by a duly executed promissory note of the Borrower to such Lender in substantially the form of Schedule 2.1(e).

     Section 2.2    Swingline Loan Subfacility.

               (a) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed TEN MILLION DOLLARS ($10,000,000) (the "Swingline Committed Amount"), and (ii) the sum of the aggregate amount of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall not exceed the Revolving Committed Amount. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

               (b)  Swingline Loan Borrowings.

                         (i) Notice of Borrowing and Disbursement. The Swingline Lender will make Swingline Loans available to the Borrower on any Business Day upon request made by the Borrower not later than 12:00 Noon (Charlotte, North Carolina time) on such Business Day. A notice of request for Swingline Loan borrowing shall be made in the form of Schedule 2.1(b)(i) with appropriate modifications. Swingline Loan borrowings hereunder shall be made in minimum amounts of $100,000 and in integral amounts of $100,000 in excess thereof.

                         (ii) Repayment of Swingline Loans. Each Swingline Loan borrowing shall be due and payable on the Revolving Commitment Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised entirely of LIBOR Rate Loans (with
          Interest Periods selected by the Borrower) in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (A) the Revolving Commitment Termination Date, (B) the occurrence of any Event of Default described in Section 7.1(e), (iii) upon acceleration of the Credit Party Obligations hereunder, whether on account of an Event of Default described in Section 7.1(e) or any other Event of Default, and (iv) the exercise of remedies in accordance with the provisions of Section 7.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as a "Mandatory Borrowing"). Each
          Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (I) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving
          Loans otherwise required hereunder, (II) whether any conditions specified in Section 4.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving
          Loans to be made by the time otherwise required in Section 2.1(b)(i), (V) the date of such Mandatory Borrowing, or (VI) any reduction in the Revolving Committed Amount or termination of the Revolving Commitments immediately prior to such Mandatory Borrowing or contemporaneously therewith. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

               (c) Interest on Swingline Loans. Subject to the provisions of Section 2.8, Swingline Loans shall bear interest at a per annum rate equal to the LIBOR Market Index Rate plus the Applicable Margin for Revolving Loans that are LIBOR Rate Loans. Interest on
     Swingline Loans shall be payable in arrears on each Interest Payment
     Date.

               (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Schedule 2.2(d).

     Section 2.3    Letter of Credit Subfacility.

               (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the Lenders shall participate in, Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed FIFTEEN MILLION DOLLARS ($15,000,000) (the "LOC Committed Amount"), (ii) the sum of the aggregate amount of Revolving Loans plus Swingline Loans plus LOC Obligations shall not at any time exceed the Revolving Committed
     Amount, (iii) all Letters of Credit shall be denominated in U.S.
     Dollars and (iv) Letters of Credit shall be issued for lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers' compensation and other insurance programs. Except as otherwise expressly agreed upon by all the Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance;
     provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension;
     provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the Revolving Commitment Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder shall be in a minimum original face amount of $50,000. First Union shall be the Issuing Lender on all Letters of Credit issued after the Closing Date.

               (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least five (5) Business Days prior to the requested date of issuance. The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

               (c) Participations. Each Lender upon issuance of a Letter of Credit shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its LOC Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its LOC Commitment
     Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Lender shall pay to the Issuing Lender its LOC Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

               (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Administrative Agent. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Swingline Loan or Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Alternate Base Rate plus two percent (2%). Unless the Borrower shall immediately notify the Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Swingline Loan, or if and to the extent Swingline Loans shall not be available, a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's LOC Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time), otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

               (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, (i) a Swingline Loan borrowing to reimburse a drawing under a Letter of Credit, the Swingline Lender shall make the Swingline Loan advance pursuant to the terms of the request or deemed request in accordance with the provisions for Swingline Loan advances hereunder, or (ii) a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving
     Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Lender's respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and in the case of both clauses (i) and (ii) the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

               (f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

               (g) Uniform Customs and Practices. The Issuing Lender shall have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

     Section 2.4    Fees.

               (a) Commitment Fee. In consideration of the Revolving Commitment, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders a commitment fee (the "Commitment Fee") in an amount equal to the Applicable Commitment Fee Percentage per annum on the average daily unused portion of the Revolving Committed Amount (with LOC Obligations constituting usage of the Revolving Committed Amount). The Commitment Fee shall be payable quarterly in arrears on the last day of each November, February, May and August.

               (b) Letter of Credit Fees. In consideration of the LOC Commitments, the Borrower agrees to pay to the Issuing Lender a fee (the "Letter of Credit Fee") equal to the Applicable Margin per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. In addition to such Letter of Credit Fee, the Issuing Lender may charge, and retain for its own account without sharing by the other Lenders, an additional facing fee of one-eighth of one percent (1/8%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Issuing Lender shall promptly pay over to the Administrative Agent for the ratable benefit of the Lenders (including the Issuing Lender) the Letter of Credit Fee. The Letter of Credit Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter.

               (c) Issuing Lender Costs. In addition to the Letter of Credit Fees payable pursuant to subsection (b) hereof, the Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary costs from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Costs").

               (d) Administrative Fee. The Borrower agrees to pay to the Administrative Agent the annual administrative fee as described in the Fee Letter.

     Section 2.5    Commitment Reductions.

               (a) Voluntary Reductions. The Borrower shall have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount at any time or from time to time upon not less than five Business Days' prior notice to the Administrative
     Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent, provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Revolving Loans made on the effective date thereof, the sum of the then outstanding aggregate principal amount of the Revolving Loans plus Swingline Loans plus LOC Obligations would exceed the Revolving Committed Amount.

               (b) Revolving Commitment Termination Date. The Revolving Commitment, the LOC Commitment and the Swingline Commitment shall automatically terminate on the Revolving Commitment Termination Date.

               (c) Mandatory Reduction. On the date the proceeds of the Senior Notes become available to the Borrower a mandatory prepayment pursuant to Section 2.6(b) shall be made and the Revolving Committed Amount shall be automatically reduced to $200,000,000 with each Lender's Commitment to be reduced as set forth on Schedule 2.1(a).

     Section 2.6    Prepayments.

     (a) Optional Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that each partial prepayment of Revolving Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $100,000 in excess thereof and each prepayment of Swingline Loans shall be in a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof. The Borrower shall give three Business Days' irrevocable notice in the case of LIBOR Rate Loans and one Business Day's irrevocable notice in the case of Alternate Base Rate Loans, to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable).

     (b) Mandatory Prepayments. If at any time, the aggregate principal amount of Loans shall exceed the Revolving Committed Amount, the Borrower shall immediately make payment on the Loans in an amount sufficient to eliminate the deficiency. If at the time of the issuance of the Senior Notes the aggregate principal amount of the Loans shall exceed $200,000,000, the Borrower shall make a payment on the Loans at the time the proceeds of the Senior Notes become available to the Borrower in an amount sufficient to eliminate such excess.

     (c) Application. Unless otherwise specified by the Borrower, prepayments made hereunder shall be applied first to Revolving Loans which are Alternate Base Rate Loans, then to Revolving Loans which are LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under Section 2.6(a) shall be subject to Section 2.16, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such Loan not been prepaid or, at the request of the Administrative Agent, interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder through the date of prepayment. Amounts prepaid on the Swingline Loan and the Revolving Loans may be reborrowed in accordance with the terms hereof.

     Section 2.7    Minimum Principal Amount of Tranches.

     All borrowings, payments and prepayments in respect of Revolving Loans shall be in such amounts and be made pursuant to such elections so that after giving effect thereto the aggregate principal amount of the Revolving Loans comprising any Tranche shall not be less than $3,000,000 or a whole multiple of $1,000,000 in excess thereof.

     Section 2.8    Default Rate and Payment Dates.

     Upon the occurrence, and during the continuance, of an Event of Default, at the Required Lender's option, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans or Swingline Loans and
(ii) the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Alternate Base Rate plus 2%).

     Section 2.9    Conversion Options.

               (a) The Borrower may, in the case of Revolving Loans, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans by giving the Administrative Agent at least three Business
     Days' prior irrevocable written notice of such election. A form of Notice of Conversion/Extension is attached as Schedule 2.9. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base
     Rate Loan. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof.

               (b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.9(a); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing. If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

     Section 2.10   Computation of Interest and Fees; Interest Rate
     Limitation.

               (a) Interest payable hereunder with respect to Alternate Base Rate Loans shall be calculated on the basis of a year of 365 days
     (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

               (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Credit Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

               (c) Notwithstanding anything to the contrary contained in any of the Credit Documents, if any specified interest rate shall exceed the maximum rate permitted by applicable law as in effect from time to time, the Borrower shall pay interest at the highest permissible rate, which rate shall change as and when the highest permissible rate shall change. If the Borrower makes an interest payment under any of the Credit Documents that exceeds the maximum amount of interest permitted by applicable law, the excess of such payment above the maximum amount that lawfully may be paid shall be refunded to the Borrower or, at the Borrower's option, credited toward the payment of principal due under such Credit Document (as directed by the Borrower); or, if the Borrower makes an interest payment that exceeds the maximum amount of interest permitted by applicable law and all principal thereunder shall have been previously or thereby paid in full, such payment shall be deemed to have been the result of mathematical error and the Administrative Agent shall refund to the Borrower the amount of such payment that is in excess of the amount that lawfully may be paid.

     Section 2.11   Pro Rata Treatment and Payments.

     Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment under this Credit Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrower pursuant to Section 2.4, second, to interest then due and owing in respect of the Notes of the Borrower and, third, to principal then due and owing hereunder and under the Notes of the Borrower. Each payment on account of any fees pursuant to Section 2.4 shall be made pro rata in accordance with the respective amounts due and owing (except as to the portion of the Letter of Credit Fee retained by the Issuing Lender and the Issuing Lender Fees). Each optional prepayment of principal of the Loans shall be applied to the Loans as the Borrower may designate (to be applied pro rata among the Lenders); provided, that prepayments made pursuant to Section 2.14 shall be applied in accordance with such section. Each mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.6(b). All payments (including prepayments) to be made by the Borrower of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.17(b)) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's office specified on Schedule 9.2 in Dollars and in immediately available funds not later than 1:00 P.M. (Charlotte, North Carolina time) on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

     Section 2.12   Non-Receipt of Funds by the Administrative Agent.

          (a) Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Effective Funds Rate.

               (b) Unless the Administrative Agent shall have been notified in writing by the Borrower, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Administrative Agent may assume that such Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is recovered by the Administrative Agent at a per annum rate equal to the Federal Funds Effective Rate.

               (c) A certificate of the Administrative Agent submitted to the Borrower or any Lender with respect to any amount owing under this Section 2.12 shall be conclusive in the absence of manifest error.

     Section 2.13   Inability to Determine Interest Rate.

     Notwithstanding any other provision of this Credit Agreement, if (a) at the time of the request for a LIBOR Rate Loan, the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period, or (b) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Borrower has requested be outstanding as a LIBOR Tranche during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two Business Days prior to the first day of such Interest Period. Unless the Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

     Section 2.14   Illegality.

     Notwithstanding any other provision of this Credit Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Credit Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans,
(a) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans. The Borrower hereby agrees promptly to pay any Lender, within 15 days after its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

     Section 2.15   Requirements of Law.

               (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                         (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit or any application relating thereto, any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the overall net income of such Lender);

                         (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

                         (iii)     shall impose on such Lender any other
        condition;

          and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans or the Letters of Credit or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Borrower shall promptly pay such Lender, within 15 days after its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans or Letters of Credit. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

               (b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction. Such a certificate as to any additional amounts payable under this Section submitted by a Lender (which certificate shall include a description of the basis for the computation), through the Administrative Agent, to the Borrower shall be conclusive absent manifest error.

               (c) The agreements in this Section 2.15 shall survive the termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.

     Section 2.16   Indemnity.

     The Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) default by the Borrower in accepting a borrowing after the Borrower has given a notice in accordance with the terms hereof, (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent, to the Borrower (which certificate must be delivered to the Administrative Agent within thirty days following such default, prepayment or conversion) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.

     Section 2.17   Taxes.

               (a) All payments made by the Borrower hereunder or under any Note will be, except as provided in Section 2.17(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Credit Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Administrative Agent as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

               (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant to
     Section 9.6(d) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) if the Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Credit Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, either Internal Revenue Service Form 1001 or 4224 as set forth in clause (i) above, or (x) a certificate substantially in the form of
     Schedule 2.17 (any such certificate, a "2.17 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying such Lender's entitlement to an exemption from United States withholding tax with respect to payments of interest to be made under this Credit
     Agreement and under any Note. In addition, each Lender agrees that it will deliver upon the Borrower's request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Credit Agreement and any Note. Notwithstanding anything to the contrary contained in Section 2.17(a), but subject to the immediately succeeding sentence, (x) each Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 2.17(a) hereof to gross-up payments to be made to a Lender in respect of Taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 2.17(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such Taxes.
     Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.17, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.17(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.

               (c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

               (d) If the Borrower pays any additional amount pursuant to this Section 2.17 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Borrower an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrower. In the event that no refund or credit is obtained with respect to the Borrower's payments to such Lender pursuant to this Section 2.17, then such Lender shall upon request provide a certification that such Lender has not received a refund or credit for such payments. Nothing contained in this Section 2.17 shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this Section 2.17 to the Borrower or any other party.

               (e) The agreements in this Section 2.17 shall survive the termination of this Credit Agreement and the payment of the Notes and all other amounts payable hereunder.

     Section 2.18   Indemnification; Nature of Issuing Lender's Duties.

               (a) In addition to its other obligations under Section 2.3, the Borrower hereby agrees to protect, indemnify, pay and save each Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

               (b) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms;
     (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

               (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

               (d) Nothing in this Section 2.18 is intended to limit the reimbursement obligation of the Borrower contained in Section 2.3(d) hereof. The obligations of the Borrower under this Section 2.18 shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

               (e) Notwithstanding anything to the contrary contained in this Section 2.18, the Borrower shall have no obligation to indemnify any Issuing Lender in respect of any liability incurred by such Issuing Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by an Issuing Lender), as determined by a court of competent jurisdiction.


                          ARTICLE III

                 REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Credit Agreement and to make the Extensions of Credit herein provided for, each of the Credit Parties hereby represents and warrants to the Administrative Agent and to each Lender that:

     Section 3.1    Financial Condition.

     The balance sheets and the related statements of income and of cash flows of the Borrower and its Subsidiaries for fiscal year 1998 audited by Ernst & Young LLP are complete and correct in all material respects and present fairly the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the date of such financial statements. To the best of the Borrower's knowledge after reasonable investigation, the balance sheets and related statements of income and of cash flows of Penske and its Subsidiaries for fiscal year 1998 audited by Deloitte & Touche LLP are complete and correct in all material respects and present fairly the financial condition of Penske and its Subsidiaries on a consolidated basis as of the date of such financial statements. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein). To the best of the Borrower's knowledge after reasonable investigation, the unaudited balance sheet and the related statement of income of PSH and its Subsidiaries are complete and accurate in all material respects and present fairly the financial condition of PSH and its Subsidiaries on a consolidated basis.

     Section 3.2    No Change.

     Since November 30, 1998 (and after delivery of annual audited financial statements in accordance Section 5.1(a), from the date of the most recently delivered annual audited financial statements) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect and the Credit Parties have incurred no material liabilities other than those incurred in the ordinary course of business which are not disclosed on Schedule 6.1(b).

     Section 3.3    Corporate Existence; Compliance with Law.

     Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority and the legal right to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified to conduct business and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law (including without limitation, Environmental
Laws), except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 3.4    Corporate Power; Authorization; Enforceable
Obligations.

     Each of the Credit Parties has the full power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary limited liability company or corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by any Credit Party (other than those which have been obtained) or with the validity or enforceability of any Credit Document against the Credit Parties. Each Credit Document has been duly executed and delivered on behalf of the Credit Parties that are a party thereto. Each Credit Document constitutes a legal, valid and binding obligation of the Credit Parties that are a party thereto, enforceable against such Credit Parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     Section 3.5    No Legal Bar; No Default.

     The execution, delivery and performance of the Credit Documents, the borrowings thereunder and the use of the proceeds of the Loans will not violate any Requirement of Law or any Contractual Obligation of the Borrower or its Subsidiaries (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     Section 3.6    No Material Litigation.

     Except as set forth in Schedule 3.6, no litigation, investigation or proceeding (including without limitation, any environmental proceeding) of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Documents or any Loan or any of the transactions contemplated hereby, or
(b) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     Section 3.7    Investment Company Act.

     None of the Credit Parties is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     Section 3.8    Margin Regulations.

     No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Borrower and its Subsidiaries taken as a group do not own "margin stock" except as identified in the financial statements referred to in Section 3.1 and, following the application of the proceeds of each Loan, the aggregate value of all "margin stock" owned by the Borrower and its Subsidiaries taken as a group does not exceed 25% of the value of their assets.

     Section 3.9    ERISA.

     Except as set forth in Schedule 3.9, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect.

     Section 3.10   Purpose of Loans.

     The proceeds of the Loans hereunder shall be used solely by the Borrower to (a) finance the cash portion of the Penske Acquisitions, (b) refinance existing Indebtedness of the Borrower and Penske (collectively, the "Existing Facilities") and to pay certain fees and expenses related thereto, and (c) provide for working capital and other general corporate purposes of the Credit Parties, including track development, Permitted Investments and Permitted Acquisitions. The Letters of Credit shall be used only for transactions entered into by the Borrower for general corporate purposes.

     Section 3.11   Subsidiaries.

     Set forth on Schedule 3.11 is a complete and accurate list of all Subsidiaries of the Borrower. Information on the attached Schedule includes state of incorporation, the number and percentage of shares of each class of Capital Stock or other equity interests outstanding, and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights.

     Section 3.12   Ownership.

     Each of the Borrower and its Subsidiaries is the owner of, and has good and marketable title to, all of its respective assets necessary to operate its business in the ordinary course, except as may be permitted pursuant Section 6.13 hereof, and none of such assets is subject to any Lien other than Permitted Liens.

     Section 3.13   Indebtedness.

     Except as otherwise permitted under Section 6.1, the Borrower and its Subsidiaries have no Indebtedness.

     Section 3.14   Taxes.

     Each of the Borrower and its Subsidiaries has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent, (ii) that are being contested in good faith and by proper proceedings or (iii) which are not material, and against which adequate reserves are being maintained in accordance with GAAP. Neither the Borrower nor any of its Subsidiaries is aware as of the Closing Date of any proposed tax assessments against it or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.14, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return required to be filed with respect to any of the Credit Parties.

     Section 3.15   Investments.

     All Investments of each of the Borrower and its Subsidiaries are Permitted Investments.

     Section 3.16   No Burdensome Restrictions.

     None of the Borrower or any of its Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 3.17   Brokers' Fees.

     None of the Borrower or any of its Subsidiaries has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents other than the closing and other fees payable pursuant to this Credit Agreement and the Penske
Acquisitions.

     Section 3.18   Labor Matters.

     There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Closing Date, other than as set forth in Schedule 3.18 hereto, and none of the Borrower or any of its Subsidiaries (a) has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years, other than as set forth in Schedule 3.18 hereto or (b) has knowledge of any potential or pending strike, walkout or work stoppage.

     Section 3.19   Accuracy and Completeness of Information.

     All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Credit Agreement or any other Credit Document, or any transaction contemplated hereby or thereby, is or will be, at the time it is provided, true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information not misleading. There is no fact now known to the Borrower or any of its Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein, in the financial statements of the Borrower and its Subsidiaries furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by the Borrower to the Administrative Agent and/or the Lenders.

     Section 3.20   Year 2000 Issue.

     Any reprogramming and related testing required to permit the proper functioning of the Credit Parties' material computer systems in and following the year 2000 will be completed in all material respects prior to December 1, 1999 (that is, the Credit Parties will be "Year 2000 Compliant"), and the cost to the Credit Parties of such reprogramming and testing will not result in a Default or Event of Default or a Material Adverse Effect. Except for such reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Credit Parties are and, with ordinary course upgrading and maintenance, will continue for the term of this Credit Agreement to be, adequate for the conduct of its business as reasonably determined by the Borrower.

     Section 3.21   Possession of Franchises and Licenses.

     Each of the Borrower and its Subsidiaries possesses all material franchises, certificates, licenses, permits and other authorizations from Governmental Authorities, free from material restrictions, that are necessary in any material respect for the ownership, maintenance or operation of its properties and the conduct of its business as presently conducted, and each of the Borrower and its Subsidiaries is not in material violation of any thereof.

     Section 3.22   Claims and Offsets.

     There is no defense, setoff or counterclaim against payment of principal of or interest under the Notes or against any other amounts due or that may become due under the Credit Documents. To the extent permitted by applicable law, each of the Credit Parties hereby forever waives, releases and discharges all defenses, setoffs, counterclaims or claims of any nature, if any, whether known or unknown, held by such Credit Party against any of the Lenders, any of their Affiliates, any of their officers, directors, shareholders, agents, attorneys and employees, and their respective successors, assigns, heirs and legal representatives.

     Section 3.23   Intent and Effect of Transactions.

The transactions contemplated by this Credit Agreement and the other Credit Documents:

     (a) Are not made or incurred with the intent to hinder, delay or defraud any Person to whom any of the Credit Parties has been, is now or may hereafter become indebted;

     (b) Do not render any of the Credit Parties insolvent, nor are any of the Credit Parties insolvent at the time the transactions provided for herein and the other Credit Documents are entered into;

     (c) Do not leave any of the Credit Parties with unreasonably small capital with which to engage in its business, or in any business or transaction in which it intends to engage; and

     (d) Are not entered into with the intent to incur, or with the belief that any of the Credit Parties would incur, debts that would be beyond its ability to pay as such debts mature.

     Section 3.24   Senior Debt Status.

     The Credit Party Obligations constitute "senior indebtedness" for purposes of the Senior Note Indenture.


                           ARTICLE IV

                      CONDITIONS PRECEDENT

     Section 4.1    Conditions to Closing Date and Initial Revolving
Loans.

     This Credit Agreement shall become effective upon, and the obligation of each Lender to make the initial Revolving Loans on the Closing Date is subject to, the satisfaction of the following conditions precedent:

               (a) Execution of Credit Agreement. The Administrative Agent shall have received (i) counterparts of this Credit Agreement, executed by a duly authorized officer of each party hereto and (ii) for the account of each Lender, Revolving Notes and for the account of the Swingline Lender, a Swingline Note, executed by a duly authorized officer of the Borrower.

               (b) Authority Documents. The Administrative Agent shall have received the following:

                         (i) Articles of Incorporation. Copies of the articles of incorporation or other charter documents, as applicable, of each Credit Party certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.

                         (ii) Resolutions. Copies of resolutions of the board of directors of each Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by an officer of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

                         (iii) Bylaws. A copy of the bylaws of each Credit Party certified by an officer of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

                         (iv) Good Standing. Copies of (A) certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect on the business or operations of the Borrower and its Subsidiaries in such state and (B) a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                         (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

               (c)  Legal Opinions of Counsel.    The Administrative Agent
     shall have received an opinion of Glenn R. Padgett, assistant general counsel for the Credit Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent.

               (d) Fees and Expenses. The Administrative Agent shall have received all fees and expenses owed by the Borrower to the Administrative Agent and its legal counsel.

               (e) Litigation. There shall not exist any pending litigation or investigation affecting or relating to the Borrower or any of its Subsidiaries or this Credit Agreement and the other Credit Documents that in the reasonable judgment of the Administrative Agent could reasonably be expected to have a Material Adverse Effect that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date.

               (f) Corporate Structure. The corporate capital and ownership structure of the Borrower and its Subsidiaries shall be as described in Schedule 3.11.

               (g) Government Consent. The Administrative Agent shall have received evidence that all governmental, shareholder and material third party consents and approvals (including Hart-Scott-Rodino clearance) necessary in connection with the financings and other transactions contemplated hereby and in connection with the Penske Acquisitions have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or Acquisitions or that could seek or threaten any of the foregoing.

               (h) Compliance with Laws. The financings and other transactions contemplated hereby shall be in material compliance with all material applicable laws and regulations (including all applicable securities and banking laws, rules and regulations).

               (i) Bankruptcy. There shall be no bankruptcy or insolvency proceedings with respect to the Borrower or any of its Subsidiaries.

               (j) Financial Statements. The Administrative Agent shall have received copies of the financial statements referred to in
     Section 3.1 hereof, each in form and substance reasonably satisfactory to it.

               (k) Pro Forma Balance Sheet and EBITDA Calculation. The Administrative Agent shall have received a pro form balance sheet as of the Closing Date and a pro forma EBITDA calculation of the Borrower and its Subsidiaries for the period commencing on July 1, 1998 through June 30, 1999 after giving effect to the Penske Acquisitions

               (l) Material Contracts. The Administrative Agent shall have received and reviewed all material contracts (including, without limitation, the Acquisition Documents) and agreements of the Borrower and its Subsidiaries as reported to the Securities Exchange Commission, the terms and conditions of which shall be satisfactory to the Administrative Agent in its reasonable discretion.

               (m) Year 2000 Evidence. The Administrative Agent shall have received evidence that the representation set forth in Section 3.20 is true and correct in all material respects.

               (n) No Material Adverse Change. There shall not have occurred any material adverse change in the business, properties, prospects, operations, condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or Penske and its Subsidiaries taken as whole.

               (o) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement and the Penske Acquisitions shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

     Section 4.2    Conditions to Initial Revolving Loans.

     The obligation of each Lender to make the initial Revolving Loans on the Closing Date is subject to, the satisfaction of the following additional conditions precedent:

               (a) Repayment of Existing Indebtedness. All existing Indebtedness for borrowed money of the Borrower and its Subsidiaries (including the Existing Facilities, but excluding the existing Indebtedness listed on Schedule 6.1(b)) shall have been repaid in full and terminated and the Administrative Agent shall have received such evidence of such repayment and termination as the Administrative Agent may reasonably require.

                    (b)  Penske Acquisitions.

                         (i)  The Penske Acquisitions shall have been
          consummated on terms consistent with the Acquisition Documents, as reviewed by the Lenders.

                         (ii) The Administrative Agent shall have received evidence that the Borrower shall have had a sufficient number of shares of PSH and Penske tendered to it to obtain voting control of PSH and Penske.

               (iii) The Administrative Agent shall have received complete executed copies of the Acquisition Documents (and all schedules and exhibits thereto), certified to be true and correct copies, and to not have been amended prior to the date of such certification except as attached to such certificate, by a Responsible Officer of the Borrower.

               (c) Satisfaction of Section 4.1 Conditions. The conditions set forth in Section 4.1 shall have been satisfied.

     Section 4.3    Conditions to All Extensions of Credit.

     The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

               (a) Representations and Warranties. The representations and warranties made by the Credit Parties herein or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date.

               (b) No Default or Event of Default. No Event of Default, nor any Default that can be cured with the payment of money, shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

               (c) Compliance with Commitments. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall not exceed the Revolving Committed
     Amount, (ii) the LOC Obligations shall not exceed the LOC Committed Amount and (iii) the Swingline Loans shall not exceed the Swingline Commitment.

               (d) Additional Conditions to Revolving Loans. If such Loan is made pursuant to Section 2.1, all conditions set forth in such Section shall have been satisfied.

               (e) Additional Conditions to Swingline Loan. If such Loan is made pursuant to Section 2.2, all conditions set forth in such Section shall have been satisfied.

               (f) Additional Conditions to Letters of Credit. If such Extension of Credit is made pursuant to Section 2.3, all conditions set fort in such Section shall have been satisfied.

     Each request for an Extension of Credit and each acceptance by the Borrower of any such Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a) through (f) of this Section have been satisfied.


                           ARTICLE V

                     AFFIRMATIVE COVENANTS

     The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations, together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full, the Credit Parties shall, and shall cause each of their Subsidiaries (other than in the case of Sections 5.1 or 5.2 hereof), to:

     Section 5.1    Financial Statements.

     Furnish to the Administrative Agent and each of the Lenders:

               (a) Annual Financials. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, the Borrower shall furnish a copy of the consolidated financial statements of the Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified letter of an independent certified public accounting firm selected by the Borrower and acceptable to the Required Lenders and such other information as may be reasonably requested by the Required Lenders. Such statements shall include a balance sheet, a statement of income and expenses, a statement of cash flow and such other and further reports and schedules as may reasonably be requested by the Required Lenders, including without limitation verification of the Borrower's compliance with the financial covenants set forth in Section 5.8. Such statements shall be certified as to their correctness by a Responsible Officer of Borrower.

               (b) Quarterly Financials. As soon as available, but in any event, within forty-five (45) days after the end of each fiscal quarter of the Borrower (other than the last fiscal quarter of each fiscal year), the Borrower shall furnish to each Lender a copy of the unaudited management-prepared quarterly consolidated financial statements of the Borrower, prepared in accordance with GAAP, consistently applied. Such statements shall include a balance sheet, a statement of income and expenses, a statement of cash flow and such other and further reports and schedules as may reasonably be requested by the Required Lenders, and verification of the Borrower's compliance with the financial covenants set forth in Section 5.8. Such statements shall also be certified as to their correctness by a Responsible Officer of the Borrower.

     Section 5.2    Certificates; Other Information.

     Furnish to the Administrative Agent and each of the Lenders:

               (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any violation of the financial covenants contained in Section 5.8, except as specified in such certificate;

               (b) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each of the Credit Parties during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Credit Agreement to be observed, performed or satisfied by it, that no financial statement accompanying such certificate contains any untrue statement or omits to state a material fact necessary to make the facts contained therein not misleading and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations in reasonable detail required to indicate compliance with Section 5.8 as of the last day of such period;

               (c) within ten (10) days after the same are sent, filed or distributed, copies of (i) all reports (other than those otherwise provided pursuant to Section 5.1 and those which are of a promotional nature) and other financial information which the Borrower sends to its shareholders, (ii) copies of all financial statements and non-confidential reports which the Borrower may make to or file with the SEC or any successor or analogous Governmental Authority and (iii) all official press releases distributed by the investor relations department of the Borrower that may be of general interest to the investment community and other public announcements of financial results (such as earnings, etc.) made by the Borrower; provided, however, unless a Default or an Event of Default shall have occurred and be continuing, the Borrower shall not be required to furnish any tax return information to the Administrative Agent and the Lenders.

               (d) within ninety (90) days after the end of each fiscal year of the Borrower, a certificate containing information regarding the amount of all Asset Dispositions and Investments made pursuant to subsections (f) and (g) of the definition of Permitted Investments unless such information has previously been disclosed in the financial statements delivered pursuant to Section 5.1 or 5.2;

               (e) promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to the Borrower or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person;

               (f) after the occurrence and during the continuation of an Event of Default, access to the unaudited consolidating financial statements of the Borrower and its Subsidiaries at the offices of the Borrower; and

               (g) promptly, such additional financial and other information as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request.

     Section 5.3    Payment of Obligations.

     Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods) all its material obligations of whatever nature (including, without limitation, taxes assessments and governmental charges or levies) and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

     Section 5.4    Conduct of Business and Maintenance of Existence.

     Continue to engage in business of the same general type as now conducted by it on the Closing Date and preserve, renew and keep in full force and effect its corporate, partnership or limited liability company existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 5.5    Maintenance of Property; Insurance.

               (a) Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear and obsolescence excepted);

               (b) Maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business (including, without limitation, hazard and other relevant coverage); and furnish to the Administrative Agent, upon written request, full information as to the insurance carried; provided, however, that the Borrower and its Subsidiaries may maintain self insurance plans to the extent companies of similar size and in similar businesses do so.

     Section 5.6    Inspection of Property; Books and Records;
Discussions.

     Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and except as limited by the Credit Agreement or any Confidentiality Agreement executed by any Lender, permit, during regular business hours and upon reasonable notice by the Administrative Agent or any Lender, the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Borrower may not disclose without violation of a confidentiality obligation binding upon it) at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

     Section 5.7    Notices.

     Give prompt notice in writing to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

               (a)  the occurrence of any Default or Event of Default;

               (b) the occurrence of any default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

               (c) any litigation, or any investigation or proceeding known to the Borrower or any of its Subsidiaries, affecting the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

               (d) (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC, any Credit Party, any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

               (e) any other development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Credit Parties propose to take with respect thereto. In the case of any notice of a Default or Event of Default, the Borrower shall specify that such notice is a Default or Event of Default notice on the face thereof.

     Section 5.8    Financial Covenants.

     Commencing on the day immediately following the Closing Date, the Borrower shall, and shall cause each of its Subsidiaries to, comply with the following financial covenants:

               (a) Leverage Ratio. The Leverage Ratio, as of the last day of each fiscal quarter of the Borrower, shall be less than or equal to 3.25 to 1.0.

               (b) Interest Coverage Ratio. The Interest Coverage Ratio, as of the last day of each fiscal quarter of the Borrower, shall be greater than or equal to 3.0 to 1.0.

     Section 5.9    Additional Subsidiary Guarantors.

     The Credit Parties will cause each of their Domestic Subsidiaries, whether newly formed, after acquired or otherwise existing (except as to certain Subsidiaries existing as of the date hereof which are expressly prohibited by a Contractual Obligation from guaranteeing the Credit Party Obligations and except for non-wholly owned Subsidiaries of the Borrower which are designated by the Borrower from time to time), to promptly become a Guarantor hereunder by way of execution of a Joinder Agreement.

     Section 5.10   Compliance with Law.

     The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities Law (including without limitation, Environmental Laws), applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

     Section 5.11   Year 2000 Compliance.

     The Borrower will promptly notify the Administrative Agent in the event that it discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations (taken as a whole) will not be Year 2000 Compliant, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

     Section 5.12   Penske Acquisitions.

     As soon as practicable, but in any event within ten (10) Business Days after the Closing Date, the Borrower shall have caused each of the wholly-owned entities acquired in connection with the Penske Acquisitions to have become a Guarantor hereunder by way of execution of a Joinder Agreement and the Borrower shall have delivered all other documentation required hereunder and as reasonably requested by the Administrative Agent relating thereto.


                           ARTICLE VI

                       NEGATIVE COVENANTS

     Each of the Credit Parties hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations, together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full, unless the Required Lenders shall otherwise consent in writing, such Credit Party will not, nor will it permit any of its Subsidiaries to, either directly or indirectly:

     Section 6.1    Indebtedness.

     Incur, create, assume or permit to exist any other indebtedness or liability on account of borrowed money, represented by any notes, bonds, debentures or similar obligations, or on account of the deferred purchase price of any property, or any other deposits, advance or progress payments under contracts, except:

               (a) Indebtedness arising or existing under this Credit Agreement and the other Credit Documents;

               (b) Indebtedness of the Borrower and its Subsidiaries existing as of the Closing Date (and set forth in Schedule 6.1(b) hereto) and renewals, refinancings and extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

               (c) Indebtedness and obligations owing under Hedging Agreements relating to the Loans hereunder and other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

               (d) Indebtedness of the Borrower and its Subsidiaries incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset, (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing and
     (iii) with respect to any such Indebtedness exceeding five percent (5%) of Total Shareholders' Equity (as of the date of the most recent financial statements delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(a) or 5.1(b)), the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, the Leverage Ratio shall be less than or equal to 3.25 to 1.0;

               (e)  Indebtedness evidenced by the Senior Notes;

               (f) Indebtedness of the Borrower the repayment of which is subordinated to the payment of the Indebtedness arising or existing under this Credit Agreement and the other Credit Documents provided the terms of such subordination and all other terms and provisions relating to such Indebtedness (including, without limitation, the terms relating to the interest rate, maturity, amortization and covenants of such Indebtedness) are reasonably satisfactory to the Required Lenders; and

               (g) other unsecured Indebtedness of the Borrower; provided that such Indebtedness is not senior in right of payment to the payment of the Indebtedness arising or existing under this Credit Agreement and the other Credit Documents and such Indebtedness does not exceed ten percent (10%) of the Total Shareholders' Equity (as shown on its most recent consolidated financial statements filed with the SEC).

     Section 6.2    Liens.

     Contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind
(whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

     Section 6.3    Nature of Business.

     Alter the character of their business in any material respect from that conducted as of the Closing Date.

     Section 6.4    Consolidation, Merger, Sale or Purchase of
Assets, etc.

               (a) Dissolve, liquidate or wind up their affairs or enter into any transaction of merger or consolidation; provided, however that (i) the Borrower may merge or consolidate with any Subsidiary so long as the Borrower shall be the continuing or surviving corporation, (ii) any Domestic Subsidiary of the Borrower may be merged with or into any other Domestic Subsidiary of the Borrower
     (iii) the Borrower or any Subsidiary of the Borrower may merge with any other Person in connection with a Permitted Acquisition if the Borrower or such Subsidiary shall be the continuing or surviving corporation.

               (b) Make any Asset Dispositions (including, without limitation, any Sale-Leaseback Transaction) other than (i) the sale of inventory in the ordinary course of business for fair consideration, (ii) the sale or disposition of machinery, equipment and other assets no longer used or useful in the conduct of Borrower's or any such Subsidiary's business, or (iii) such other Asset Dispositions (excluding for purposes hereof, any sale or other disposition of Capital Stock of a Credit Party), provided that (A) the consideration for such assets disposed of represents the fair market value of such assets at the time of such Asset Disposition; and (B) the cumulative net book value of all Asset Dispositions by the Borrower and any of its Subsidiaries during any single fiscal year shall not exceed 15% of the Total Shareholders' Equity determined as of the end of the most recently completed fiscal year;

               (c) Acquire all or substantially all of the assets or business of any Person except in connection with a Permitted
     Acquisition.

     Section 6.5    Advances, Investments and Loans.

     Lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or otherwise make an Investment in, any Person except for Permitted Investments; provided that
(a) immediately before and after giving effect to any Permitted Investment, no Default or Event of Default shall exist and (b) with respect to any Permitted Investment exceeding five percent (5%) of Total Shareholders' Equity (as of the date of the most recent financial statements delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(a) or 5.1(b)), the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Permitted Investment on a Pro Forma Basis, the Borrower will be in compliance with all of the financial covenants set forth in Section 5.8.

     Section 6.6    Issuance of Subsidiary Equity Securities.

     Issue, sell, transfer, pledge or otherwise dispose of any shares of Capital Stock or other equity or ownership interests ("Equity Interests") in any Subsidiary, except (a) in connection with the sale of all of the Capital Stock of a Subsidiary pursuant to a transaction permitted by Section 6.4(b), (b) the issuance, sale or transfer of Equity Interests by a Subsidiary (the "Issuing Subsidiary") to the Borrower or a Subsidiary of the Borrower that owns such Issuing Subsidiary and (c) as needed to qualify directors under applicable law.

     Section 6.7    Transactions with Affiliates; Modification of
Documentation..

          (a) Except as permitted in subsection (e) of the definition of Permitted Investments, enter into or permit to exist any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than (i) customary fees and expenses paid to directors,
(ii) where such transactions are on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate, (iii) the Homestead Keepwell Agreement and the Chicago Agreements and (iv) provided that no Default or Event of Default shall result therefrom, transactions involving payments to the France family individually (or family-related entities controlled by France family members) or to NASCAR in the ordinary course of business in accordance with past practices of the Credit Parties.

               (b) Permit the Borrower or any Subsidiary to, if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof

     Section 6.8    Fiscal Year; Accounting Method; Organizational
Documents.

     Unless required by applicable law, change its fiscal year or method of accounting or amend, modify or change its articles of incorporation in any manner adverse to the Lenders (or corporate charter or other similar organizational document) or bylaws (or other similar document) without the prior written consent of the Required Lenders.

     Section 6.9    Limitation on Restricted Actions.

     Except as set forth on Schedule 6.9, create or permit to exist any restriction of any kind on the ability of any Subsidiary to (a) pay dividends or make any other distributions to the Borrower or any of its Subsidiaries, (b) pay Indebtedness owed to the Borrower or any of its Subsidiaries, (c) make loans or advances to the Borrower or any of its Subsidiaries or (d) transfer any of its properties or assets to the Borrower or any of its Subsidiaries.

     Section 6.10   Extraordinary Dividends and Other Payments.

     (a) Directly or indirectly purchase, redeem or otherwise retire any Capital Stock in advance of a regularly scheduled date for such retirement, or apply or set apart any of its assets therefor, other than repurchases, redemptions or retirements in connection with the Borrower's long-term incentive compensation plans approved by the Borrower's shareholders and on file with the SEC, (b) make any other extraordinary distribution (by reduction of capital or otherwise) in respect of any such Capital Stock (other than ordinary dividends and transfers expressly contemplated herein), or agree to do any of the foregoing, (c) open market repurchases of Capital Stock of the Borrower in an aggregate amount during the term of this Agreement not to exceed 10% of Total Shareholders' Equity (determined as of the date of the most recent financial statements delivered pursuant to Section 5.1(a) and 5.1(b)) or (d) make any loan or other payment (other than
(i) salary and other payments expressly permitted herein, (ii) payments of Indebtedness permitted by Section 6.1, (iii) payments owing under the Homestead Keepwell Agreement and the Chicago Agreements and (iv) payments owing to any Affiliate).

     Section 6.11   Major Motorsports Events.

     Voluntarily change the scope and magnitude of major motorsports events conducted at facilities controlled by the Borrower or any of its Subsidiaries except to the extent that any such change could not reasonably be expected to have a Material Adverse Effect.


                          ARTICLE VII

                       EVENTS OF DEFAULT

     Section 7.1    Events of Default.

     An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

               (a) The Borrower shall fail to pay any principal on any Note when due in accordance with the terms thereof or hereof; or the Borrower shall fail to reimburse the Issuing Lender for any LOC Obligations within two Business Days after such LOC Obligations become due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Note or any fee or other amount payable hereunder when due in accordance with the terms thereof or hereof; or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations hereunder; or

               (b) Any representation or warranty made or deemed made herein or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Credit Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made or reaffirmed; or

               (c) (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Section 5.7(a), Section 5.8 or Article VI hereof; or
     (ii) any Credit Party shall fail to comply with any other covenant contained in this Credit Agreement or the other Credit Documents or any other agreement, document or instrument among any Credit Party, the Administrative Agent and the Lenders or executed by any Credit Party in favor of the Administrative Agent or the Lenders (other than as described in Sections 7.1(a) or 7.1(c)(i) above), and in the event such breach or failure to comply is capable of cure, is not cured within thirty (30) days of its occurrence; or

               (d) The occurrence of an event of default under the Homestead Keepwell Agreement or any Chicago Agreement; or

               (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness in a principal amount outstanding of at least $5,000,000 in the aggregate for the Borrower and any of its Subsidiaries beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created;
     or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness in a principal amount outstanding of at least $5,000,000 in the aggregate for the Borrower and its Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

               (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
     (ii) or (iii) above; or (v) the Borrower or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               (g) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $5,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

               (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of any Credit Party or any Commonly Controlled Entity,
     (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a Trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Credit Party or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

               (i) (i) the France Family shall fail to own capital stock of the Borrower which represents a majority of the voting power of the Borrower or (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office; or

               (j) The Guaranty or any provision thereof shall cease to be in full force and effect or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm any Guarantor's obligations under the Guaranty; or

               (k) Any other Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the rights, powers and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive); or

               (l) There shall occur and be continuing any Event of Default under and as defined in Senior Note Indenture or the Credit Party Obligations shall cease to be classified as "senior indebtedness" under the Senior Note Indenture.

     Section 7.2    Acceleration; Remedies.

     Upon the occurrence of an Event of Default, then, and in any such event, (a) if such event is an Event of Default specified in Section 7.1(f) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and (b) if such event is any other Event of Default, either or both of the following actions may be taken:
(i) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Credit Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable.


                          ARTICLE VIII

                           THE AGENT

     Section 8.1    Appointment.

     Each Lender hereby irrevocably designates and appoints First Union National Bank as the Administrative Agent of such Lender under this Credit Agreement, and each such Lender irrevocably authorizes First Union National Bank, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Credit Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Credit Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or otherwise exist against the Administrative Agent.

     Section 8.2    Delegation of Duties.

     The Administrative Agent may execute any of its duties under this Credit Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Administrative Agent may appoint one of its affiliates as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrower and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.

     Section 8.3    Exculpatory Provisions.

     Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Credit Agreement (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties or any officer thereof contained in this Credit Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Credit Documents or for any failure of any of the Credit Parties to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by the Credit Parties of any of the agreements contained in, or conditions of, this Credit Agreement, or to inspect the properties, books or records of the Credit Parties.

     Section 8.4    Reliance by Administrative Agent.

     The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent and
(b) the Administrative Agent shall have received the written agreement of such assignee to be bound hereby as fully and to the same extent as if such assignee were an original Lender party hereto, in each case in form satisfactory to the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Lenders or all of the Lenders, as may be required under this Credit Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     Section 8.5    Notice of Default.

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Credit Party referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Credit Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

     Section 8.6    Non-Reliance on Administrative Agent and Other
Lenders.

     Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Credit Parties which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     Section 8.7    Indemnification.

     The Lenders agree to indemnify the Administrative Agent in its capacity hereunder (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Agent's gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this
Section 8.7 shall survive the termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.

     Section 8.8    Administrative Agent in Its Individual Capacity.

     The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     Section 8.9    Successor Administrative Agent.

     The Administrative Agent may resign as Administrative Agent upon 30 days' prior notice to the Borrower and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Credit Agreement and the Notes, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Credit Agreement or any holders of the Notes. After any retiring Agent's resignation as Administrative Agent, the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.


                           ARTICLE IX

                         MISCELLANEOUS

     Section 9.1    Amendments and Waivers.

     Neither this Credit Agreement, nor any of the Notes, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section nor may be released except as specifically provided herein or in accordance with the provisions of this Section 9.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Credit Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Credit Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, waiver, supplement, modification or release shall:

                         (i) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (other than interest at the increased post-default rate) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby, or

                         (ii) amend, modify or waive any provision of this
          Section 9.1 or reduce the percentage specified in the definition of Required Lenders or release all or substantially all of the Guarantors from their obligations hereunder, without the written consent of all the Lenders, or

                         (iii)     amend, modify or waive any provision of
          Article VIII without the written consent of the then
          Administrative Agent, or

                         (iv) amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders, without the written consent of the Required Lenders or all of the Lenders as the case may be and, provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative
          Agent or the Issuing Lender under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent and/or the Issuing Lender, as applicable, in addition to the Lenders required hereinabove to take such action.

     Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Credit Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     Notwithstanding any of the foregoing to the contrary, the consent of the Credit Parties shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9); provided, however, that the Administrative Agent will provide written notice to the Credit Parties of any such amendment, modification or waiver. In addition, the Credit Parties and the Lenders hereby authorize the Administrative Agent to modify this Credit Agreement by unilaterally amending or supplementing Schedule 2.1(a) from time to time in the manner requested by any Credit Party, the Administrative Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that the Administrative Agent shall promptly deliver a copy of any such modification to the Credit Parties and each Lender.

     Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

     Section 9.2    Notices.

     Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out herein, (c) the day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case addressed to the respective parties hereto as set forth on
Schedule 9.2, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

     Section 9.3    No Waiver; Cumulative Remedies.

     No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     Section 9.4    Survival of Representations and Warranties.

     All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Notes and the making of the Loans, provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.

     Section 9.5    Payment of Expenses and Taxes.

     The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Credit Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Credit Agreement, the Notes and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to the Lenders (including reasonable allocated costs of in-house legal counsel), and (c) on demand, to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and
(d) to pay, indemnify, and hold each Lender and the Administrative Agent and their Affiliates harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other documents and the use, or proposed use, of proceeds of the Loans (all of the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Borrower shall not have any obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or such Lender, as the case may be, as determined by a court of competent jurisdiction. The agreements in this Section 9.5 shall survive repayment of the Loans, Notes and all other amounts payable hereunder.

     Section 9.6    Successors and Assigns; Participations;
Purchasing Lenders.

               (a) This Credit Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Credit Parties may not assign or transfer any of its rights or obligations under this Credit Agreement or the other Credit Documents without the prior written consent of each Lender.

               (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder, in each case in minimum amounts of $5,000,000 (or, if such participation is to an Affiliate of such Lender, such lesser amount as agreed to by the Borrower). In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Credit Agreement to the other parties to this Credit Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Credit Agreement, and the Credit Parties and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Credit Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan or Note or any installment thereon in which such Participant is participating, or reduce the stated rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of interest at the increased post-default rate) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without consent of any participant if the Participant's participation is not increased as a result thereof), (ii) release all or substantially all of the Guarantors from their obligations under the Guaranty or (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Credit Agreement. In the case of any such participation, the Participant shall not have any rights under this Credit Agreement or any of the other Credit Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that each Participant shall be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

               (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time, sell or assign to any Affiliate thereof or with the consent of the Administrative Agent and, so long as no Event of Default or Default that can be cured with the payment of money has occurred and is continuing, the Borrower (which consent shall not be unreasonably withheld or delayed), to one or more other Lenders, banks or financial institutions ("Purchasing Lenders"), all or any part of its rights and obligations under this Credit Agreement and the Notes in minimum amounts of $5,000,000 with respect to its Revolving Commitment and its Revolving Loans (or, if less, the entire amount of such Lender's obligations), pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender and such transferor Lender (and the Administrative Agent and, so long as no Event of Default or Default that can be cured with the payment of money has occurred and is continuing, the Borrower), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, if the Borrower refuses to grant its consent to any such sale or assignment and fails to obtain a substitute purchaser reasonably satisfactory to the selling Lender and the Administrative Agent within thirty (30) days after such refusal, the Borrower shall be deemed to have granted its consent to such sale or assignment. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Credit Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Credit Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Credit Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Credit
     Agreement and the Notes. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Borrower shall execute and deliver to the Administrative Agent in exchange for the Notes delivered to the Administrative Agent pursuant to such Commitment Transfer Supplement new Notes to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, unless the transferor Lender has not retained a Commitment hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked "canceled".

               (d) The Administrative Agent shall maintain at its address referred to in Section 9.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (e) Upon its receipt of a duly executed Commitment Transfer Supplement, together with payment to the Administrative Agent by the transferor Lender or the Purchasing Lender, as agreed between them, of a registration and processing fee of $3,000 for each Purchasing Lender listed in such Commitment Transfer Supplement and the Notes subject to such Commitment Transfer Supplement, the Administrative Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

               (f) The Credit Parties authorize each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Credit Parties and their Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Credit Agreement or which has been delivered to such Lender by or on behalf of the Credit Parties in connection with such Lender's credit evaluation of the Credit
     Parties and their Affiliates prior to becoming a party to this Credit Agreement, in each case subject to Section 9.15 and in each case subject to the prior consent of the Borrower, such consent not to be unreasonably withheld.

               (g)  At the time of each assignment pursuant to this Section
     9.6 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a 2.17 Certificate) described in Section 2.17.

               (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Credit Agreement
     (including, without limitation, any right to payment of principal and interest under any Note) to any Federal Reserve Bank in accordance with applicable laws.

     Section 9.7    Adjustments; Set-off.

               (a) Each Lender agrees that if any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(f), or otherwise) in a greater proportion than any such payment to any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, as shall be necessary to cause such benefited Lender to share the excess payment ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

               (b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Credit Parties, any such notice being expressly waived by the Credit Parties to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of any Credit Party, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of the such Credit Party to such Lender hereunder and claims of every nature and description of such Lender against such Credit Party, in any currency, whether arising hereunder, under the Notes or under any documents contemplated by or referred to herein or therein, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against such Credit Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of such Credit Party, or against anyone else claiming through or against such Credit Party or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the applicable Credit Party and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     Section 9.8    Table of Contents and Section Headings.

     The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit Agreement.

     Section 9.9    Counterparts.

     This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Credit Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

     Section 9.10   Effectiveness.

     This Credit Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to Section 9.2 or, in the case of the Lenders, shall have given to the Administrative Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

     Section 9.11   Severability.

     Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 9.12   Integration.

     This Credit Agreement and the Notes represent the agreement of the Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Credit Parties or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes.

     Section 9.13   Governing Law.

     This Credit Agreement and the Notes and the rights and obligations of the parties under this Credit Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina.

     Section 9.14   Consent to Jurisdiction and Service of Process.

     All judicial proceedings brought against any Credit Party with respect to this Credit Agreement, any Note or any of the other Credit Documents may be brought in any state or federal court of competent jurisdiction in the State of North Carolina, and, by execution and delivery of this Credit Agreement, each of the Credit Parties accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available. Each of the Credit Parties irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by each of the Credit Parties to be effective and binding service in every respect. Each of the Credit Parties, the Administrative Agent and the Lenders irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against any Credit Party in the court of any other jurisdiction.

     Section 9.15   Confidentiality.

     The Administrative Agent and each Lender party to this Credit Agreement as of the date hereof have each executed a Confidentiality Agreement with the Borrower. Each Purchasing Lender agrees to execute a Confidentiality Agreement with the Borrower in the same form as the Confidentiality Agreement executed by its transferor Lender or in a modified form acceptable to the Borrower. The Administrative Agent and each of the Lenders agree it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, affiliates, auditors or counsel or to another Lender) any information with respect to the Borrower and its Subsidiaries which is furnished pursuant to this Credit Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein and which is designated by the Borrower to the Lenders in writing as confidential or as to which it is otherwise reasonably clear such information is not public, except that any Lender may disclose any such information (a) as has become generally available to the public other than by a breach of this Section 9.15, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the OCC or the NAIC or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, (d) to any prospective Participant or assignee in connection with any contemplated transfer pursuant to Section 9.6, provided that such prospective transferee shall have been made aware of this Section 9.15 and shall have agreed to be bound by its provisions as if it were a party to this Credit Agreement or (e) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information regarding the credit facilities evidenced by this Credit Agreement customarily found in such publications.

     Section 9.16   Acknowledgments.

     Each of the Credit Parties hereby acknowledges that:

               (a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

               (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Credit Party arising out of or in connection with this Credit Agreement and the relationship between Administrative Agent and Lenders, on one hand, and such Credit Party, on the other hand, in connection herewith is solely that of debtor and creditor; and

               (c) no joint venture exists among the Lenders or among the Borrower and the Lenders.

     Section 9.17   Waivers of Jury Trial.

     THE CREDIT PARTIES AND THE LENDERS HEREBY IRREVOCABLY AND
UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.


                           ARTICLE X

                            GUARANTY

     Section 10.1   The Guaranty.

     In order to induce the Lenders to enter into this Credit Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder, each of the Guarantors hereby agrees with the Administrative Agent and the Lenders as follows: the Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrower to the Administrative Agent and the Lenders. If any or all of the indebtedness of the Borrower to the Administrative Agent and the Lenders becomes due and payable hereunder, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent and the Lenders, or order, on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the indebtedness. The word "indebtedness" is used in this Article X in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower arising in connection with this Credit Agreement, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

     Section 10.2   Bankruptcy.

     Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all indebtedness of the Borrower to the Lenders whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 7.1(e), and unconditionally promises to pay such indebtedness to the Administrative Agent for the account of the Lenders, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent or any Lender, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

     Section 10.3   Nature of Liability.

     The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor's liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent or the Lenders on the indebtedness which the Administrative Agent or such Lenders repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

     Section 10.4   Independent Obligation.

     The obligations of each Guarantor hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions.

     Section 10.5   Authorization.

     Each of the Guarantors authorizes the Administrative Agent and each Lender without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof in accordance with this Credit Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any guarantor or any other party for the payment of this Guaranty or the indebtedness and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors.

     Section 10.6   Reliance.

     It is not necessary for the Administrative Agent or the Lenders to inquire into the capacity or powers of the Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     Section 10.7   Waiver.

               (a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or any Lender to (i) proceed against the Borrower, any other guarantor or any other party,
     (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent's or any Lender's power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the indebtedness, including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the indebtedness. Without limiting the generality of the provisions of this Article X, each of the Guarantors hereby specifically waives the benefits of N.C. Gen.
     Stat. Section 26-7 through 26-9, inclusive. The Administrative Agent or any of the Lenders may, at their election, foreclose on any security held by the Administrative Agent or a Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the indebtedness has been paid.
     Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent and each of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

               (b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

               (c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders against the Borrower or any other guarantor of the indebtedness of the Borrower owing to the Lenders (collectively, the "Other Parties") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Loans hereunder shall have been paid and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent and the Lenders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the indebtedness of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders to secure payment of the indebtedness of the Borrower until such time as the Loans hereunder shall have been paid and the Commitments have been terminated.

     Section 10.8   Limitation on Enforcement.

     The Lenders agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Credit Agreement. The Lenders further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Guarantors.

     Section 10.9   Confirmation of Payment.

     The Administrative Agent and the Lenders will, upon request after payment of the indebtedness and obligations which are the subject of this Guaranty and termination of the Commitments relating thereto, confirm to the Borrower, the Guarantors or any other Person that such indebtedness and obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 10.2.


     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:                INTERNATIONAL SPEEDWAY CORPORATION


                         By: /s/ Glenn R. Padgett
                         ----------------------------------
                           Title:  Glenn R. Padgett, Assistant Secretary

GUARANTORS:              CHICAGO HOLDINGS, INC.
                         EVENT EQUIPMENT LEASING, INC.
                         EVENT SUPPORT CORPORATION
                         GREAT WESTERN SPORTS, INC.
                         MIAMI SPEEDWAY CORP.
                         NEW YORK INTERNATIONAL SPEEDWAY
                         CORPORATION
                         NORTH AMERICAN TESTING COMPANY
                         PHOENIX SPEEDWAY CORP.
                         SEASONAL SERVICES, INC.
                         SOUTH CAROLINA INTERNATIONAL SPEEDWAY
                         CORPORATION
                         WATKINS GLEN INTERNATIONAL, INC.
                         88 CORP.


                         By: /s/ Glenn R. Padgett
                         ------------------------------------
                           Title:  Glenn R. Padgett, Assistant Secretary


                         AMERICROWN SERVICE CORPORATION
                         ISC PROPERTIES, INC.


                         By: /s/ Glenn R. Padgett
                         -----------------------------------
                           Title:  Glenn R. Padgett, Secretary

                   [Signature Pages Continue]

ADMINISTRATIVE AGENT
AND LENDERS:             FIRST UNION NATIONAL BANK,
                           as Administrative Agent and as a Lender


                         By: /s/ Glenn F. Edwards
                         ---------------------------------
                           Title: Senior Vice President



                         SUNTRUST BANK, SOUTH FLORIDA, N.A.,


                         By: /s/ W. David Wisdom
                         ---------------------------------
                           Title: Vice President


                         THE FIRST NATIONAL BANK OF CHICAGO


                         By: /s/ Gaye C. Plunkett
                         ---------------------------------
                           Title: Gaye C. Plunkett, Vice President


                         CITICORP USA, INC.


                         By: /s/ Townsend U. Weekes, Jr.
                         ---------------------------------

                           Title: Townsend U. Weekes, Jr.  Attorney-in-fact

               FIRST AMENDMENT TO CREDIT AGREEMENT


 THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "First Amendment") dated as of September 23, 1999, is to that Credit Agreement dated as of July 21, 1999 (as may be subsequently amended and modified from time to time, the "Credit Agreement"; terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement), by and among INTERNATIONAL SPEEDWAY CORPORATION, a Florida corporation (the "Borrower"), the Guarantors identified therein, the several banks and other financial institutions identified therein (the "Lenders") and FIRST UNION NATIONAL BANK, as agent for the Lenders thereunder (in such capacity, the "Agent").


                       W I T N E S S E T H:

 WHEREAS, the Lenders have established a $300,000,000 credit facility for the benefit of the Borrower pursuant to the terms of the Credit Agreement;

 WHEREAS, the Borrower wishes to amend the Credit Agreement to modify certain provisions contained therein;

 WHEREAS, the Required Lenders have agreed to the requested amendment on the terms and conditions hereinafter set forth;

 NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

 A.   The Credit Agreement is amended in the following respect:

       1.   The definition of "Revolving Commitment Termination Date" in
 Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

  "Revolving Commitment Termination Date" shall mean March 31, 2004.

 B. Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Exhibits) remain in full force and effect.

 C. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this First Amendment to produce or account for more than one such counterpart.

 D. This First Amendment and the Credit Agreement, as amended hereby, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with the laws of the State of North Carolina.

 IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date and year first above written.

BORROWER:                 INTERNATIONAL SPEEDWAY CORPORATION


                          By: /s/ Glenn R. Padgett
                          ----------------------------------
                          Title:  Glenn R. Padgett, Assistant Secretary

GUARANTORS:               CHICAGO HOLDINGS, INC.
                          EVENT EQUIPMENT LEASING, INC.
                          EVENT SUPPORT CORPORATION
                          GREAT WESTERN SPORTS, INC.
                          MIAMI SPEEDWAY CORP.
                          NEW YORK INTERNATIONAL SPEEDWAY
                            CORPORATION
                          NORTH AMERICAN TESTING COMPANY
                          PHOENIX SPEEDWAY CORP.
                          SEASONAL SERVICES, INC.
                          SOUTH CAROLINA INTERNATIONAL SPEEDWAY
                            CORPORATION
                          WATKINS GLEN INTERNATIONAL, INC.
                          88 CORP.


                          By: /s/ Glenn R. Padgett
                          ------------------------------------
                          Title:  Glenn R. Padgett, Assistant Secretary


                          AMERICROWN SERVICE CORPORATION
                          ISC PROPERTIES, INC.


                          By: /s/ Glenn R. Padgett
                          ------------------------------------
                          Title:  Glenn R. Padgett, Secretary

                    [Signature Pages Continue]

ADMINISTRATIVE AGENT
AND LENDERS:              FIRST UNION NATIONAL BANK,
                          as Administrative Agent and as a Lender


                          By: /s/ Kent Davis
                          ------------------------------------
                          Title: Vice President



                          SUNTRUST BANK, SOUTH FLORIDA, N.A.,


                          By: /s/ W. David Wisdom
                          ------------------------------------
                          Title: Vice President


                          BANK ONE, NA
                          formerly known as
                          The First National Bank of Chicago


                          By: /s/ Brian T. Burke
                          ------------------------------------
                          Title: Officer


                          CITICORP USA, INC.


                          By: /s/ James Buchanan
                          ------------------------------------
                          Title:

                                  CONSENT


 THIS CONSENT (the "Consent") dated as of October 5, 1999, is to that
Credit Agreement dated as of July 21, 1999 (as amended by that First Amendment to Credit Agreement dated as of September 23, 1999 and as may be subsequently amended and modified from time to time, the "Credit Agreement"; terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement), by and among INTERNATIONAL SPEEDWAY CORPORATION, a Florida corporation (the "Borrower"), the Guarantors identified therein, the several banks and other financial institutions identified therein (the "Lenders") and FIRST UNION NATIONAL BANK, as agent for the Lenders thereunder (in such capacity, the "Agent").


                       W I T N E S S E T H:

 WHEREAS, the Lenders have established a $300,000,000 credit facility for the benefit of the Borrower pursuant to the terms of the Credit Agreement;

 WHEREAS, the Borrower wishes to increase the amount of Senior Notes which the Borrower may issue pursuant to the terms of the Credit Agreement from $200,000,000 to $225,000,000 and has requested that the Required Lenders consent to such increase as provided for in the definition of "Senior Notes";

 WHEREAS, the Required Lenders have agreed to increase the amount of Senior Notes which the Borrower may issue to $225,000,000 on the terms and conditions hereinafter set forth;

 NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

 A. Pursuant to the terms of the definition of "Senior Notes", the Required Lenders hereby consent to the increase in the amount of Senior Notes which the Borrower may issue from $200,000,000 to $225,000,000.

 B. Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Exhibits) remain in full force and effect.

 C. This Consent may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Consent to produce or account for more than one such counterpart.

 D. This Consent and the Credit Agreement, as modified hereby, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with the laws of the State of North Carolina.

 IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Consent to be duly executed and delivered as of the date and year first above written.

BORROWER:                 INTERNATIONAL SPEEDWAY CORPORATION


                          By: /s/ Glenn R. Padgett
                          -----------------------------------
                          Title:  Glenn R. Padgett, Assistant Secretary

GUARANTORS:               CHICAGO HOLDINGS, INC.
                          EVENT EQUIPMENT LEASING, INC.
                          EVENT SUPPORT CORPORATION
                          GREAT WESTERN SPORTS, INC.
                          MIAMI SPEEDWAY CORP.
                          NEW YORK INTERNATIONAL SPEEDWAY
                             CORPORATION
                          NORTH AMERICAN TESTING COMPANY
                          PHOENIX SPEEDWAY CORP.
                          SEASONAL SERVICES, INC.
                          SOUTH CAROLINA INTERNATIONAL SPEEDWAY
                             CORPORATION
                          WATKINS GLEN INTERNATIONAL, INC.
                          88 CORP.


                          By: /s/ Glenn R. Padgett
                          -------------------------------------
                          Title:  Glenn R. Padgett, Assistant Secretary


                          AMERICROWN SERVICE CORPORATION
                          ISC PROPERTIES, INC.


                          By: /s/ Glenn R. Padgett
                          -------------------------------------
                          Title:  Glenn R. Padgett, Secretary

                    [Signature Pages Continue]


ADMINISTRATIVE AGENT
AND LENDERS:              FIRST UNION NATIONAL BANK,
                          as Administrative Agent and as a Lender


                          By: /s/ Kent Davis
                          --------------------------------------
                          Title: Vice President

                          SUNTRUST BANK, SOUTH FLORIDA, N.A.,


                          By: /s/ W. David Wisdom
                          --------------------------------------
                          Title: Vice President


                          BANK ONE, NA
                          formerly known as
                          The First National Bank of Chicago


                          By: /s/ Brian T. Burke
                          ---------------------------------------
                          Title: Officer


                          CITICORP USA, INC.


                          By: /s/ James Buchanan
                          ---------------------------------------
                          Title: